QuickLinks -- Click here to rapidly navigate through this document

Exhibit 11.1

SANPAOLO IMI

         CORPORATE GOVERNANCE

GRUPPO SANPAOLO IMI

SANPAOLO IMI S.p.A.
Piazza San Carlo, 156
10121 Torino (Italy)

Segreteria Societaria
Tel: +39 011 555.2762 - 8213 - 6093
Fax: +39 011 555.2322
E-mail: segreteria.societaria@sanpaoloimi.com
Internet: www.grupposanpaoloimi.com

Report on the Corporate Governance system
and adherence to the Code of Conduct
for Listed Companies

         22 March 2005

SANPAOLO IMI S.p.A.

COMPANY REGISTERED IN THE REGISTER OF BANKS
PARENT BANK OF THE SANPAOLO IMI BANKING GROUP
REGISTERED IN THE REGISTER OF BANKING GROUPS
REGISTERED OFFICE: PIAZZA SAN CARLO 156, TURIN, ITALY
SECONDARY OFFICES:
—VIALE DELL'ARTE 25, ROME, ITALY
—VIA FARINI 22, BOLOGNA, ITALY
SHARE CAPITAL 5,217,679,140.80 EURO FULLY PAID
TAX CODE, VAT NUMBER AND REGISTRATION NUMBER
TURIN REGISTER OF COMPANIES: 06210280019
ABI CODE 1025-6
MEMBER OF THE INTERBANK DEPOSIT GUARANTEE FUND

Index

5	Introduction
7	Part I—Company and Group profile
8	Organization
10	Composition of share capital, majority shareholders and agreements between shareholders
11	Composition of share capital, majority shareholders and agreements between shareholders
15	Part II—Governance System and information on the implementation of the Code of Conduct
16	Board of Directors
16	Composition and duration
16	Executive and non-executive Directors—the Chairman and the Deputy Chairman
16	Independent Directors
18	Offices of Director or Statutory Auditor held in other companies
18	Functions of the Board of Directors
19	Board meetings
20	Executive Committee
20	Technical Committees
20	Audit Technical Committee
22	Remuneration and Personnel Policies Technical Committee
22	Ethical Committee
23	Nomination of the Directors
23	Remuneration of the Directors and Top Management
24	Managing Director, General Manager and Organizational Structure
27	Other Committees
27	Group Credit Committee
27	Group Financial and Market Risk Committee
27	Disclosure Committee
28	The internal control System
29	Transactions with related parties
30	Treatment of confidential information
31	Internal dealing
31	Relations with shareholders and the Financial community
32	Shareholders' Meetings
33	Board of Statutory Auditors
33	Nomination, composition and duration
33	Functions and powers of the Board of Statutory Auditors
34	Offices of Director or Statutory Auditor held in other companies
35	Audits
37	Part III—Summary Tables
45	Attachement
46	*Articles of Association

Introduction

        Within the context of ever increasing attention to governance profiles and transparent communication to the market, as instruments to maximize shareholder value, SAN-PAOLO IMI has adhered to the aims and indications of the Code of Conduct for Listed Companies since its issue.

        Recognizing the validity of the model of corporate governance described in the Code, the Company is in line with its principles and with Consob recommendations on the matter, and with domestic and international best practices in general; introducing a model of corporate governance with the aim of guaranteeing adequate sharing of responsibilities and powers, correctly balancing the functions of management and control, also in the light of the experiences of the more evolved financial markets.

        SANPAOLO IMI has also adapted its Articles of Association to the provisions introduced by the corporate law reform, also in order to capture some of the opportunities for simplification offered by the new regulation and, at the same time, to equip the Bank with an organizational structure which ensures greater flexibility in the organization of internal management, coping with current operating needs in the best way.

        Being a company registered with the U.S. Securities and Exchange Commission (SEC) and an issuer of listed financial instruments on the New York Stock Exchange, the SANPAOLO IMI governance system also reflects the provision of U.S. standards on the matter, contained in the 1933 Securities Act, the 1934 Securities Exchange Act and the 2002 Sarbanes-Oxley Act, as well as the provisions issued by the SEC.

        In 2004 SANPAOLO IMI requested an independent valuation of its governance system and published the result: after analyzing the corporate governance and Group model and processes, Standard & Poor's awarded the Company a corporate governance score of 7/10. In its valuation—which can be viewed on the website www.grupposanpaoloimi.com—the rating agency acknowledged that "the bank has a strong internal culture of control and a board that, although comprised of a number of new members, appears to provide strong oversight of management"; moreover "Financial disclosure at SANPAOLO IMI compares favorably to its peers in Italy and Western Europe generally. As the only NYSE listed bank in Italy, the company provides strong information on topics relevant to investors and analysts".

        This Report—which is published on the Company's website—explains the SANPAOLO IMI corporate governance system and its compliance with the Code of Conduct; to effectively contribute to the formation of a high level of information which allows investors to better evaluate and compare the corporate governance model—and also on the basis of the contents of the "Guide to writing the Corporate Governance Report" issued by Assonime and Securities Issuers—the Report has been formally split into three parts.

        The first part supplies a brief profile of the Company and its organization, as well as of the Group structure. The second part is dedicated to describing the governance system, paying special attention to the attributions and responsibilities of the company bodies, the nomination methods and the duration in office of their components and the rules for their renewal, as well as relationships with shareholders and institutional investors. The third part features the tables summarizing the structure of the Board of Directors, the Internal Committees and the Board of Statutory Auditors, as well as the general application of certain provisions of the Code, with specific reference to the system of powers of attorney and transactions with related parties, the nomination of the Directors and Auditors, the meetings, internal control and investor relations. The Report is accompanied by the Articles of Association.

        Lastly, unless otherwise indicated, the information supplied in the present Report refer to 22 March 2005, the date of approval by the Board of Directors.

Part I

COMPANY AND GROUP PROFILE

        SANPAOLO IMI—Limited company listed with the Mercato Telematico Azionario organized and managed by Borsa Italiana S.p.A., with Registered office in Turin and Secondary offices in Rome and Bologna—is a Bank registered in the roll of banks and Parent Bank of the SANPAOLO IMI Banking Group, registered in the roll of banking groups. The Company accepts deposits from the public and exercises various forms of credit, in Italy and abroad, and may perform, within the legal limits in force, all transactions and banking and financial services and every other instrumental transaction or transaction linked with achieving the corporate aim.

Organization

        In accordance with the Italian legislation on listed companies and in the light of the adherence to the Code of Conduct, the SANPAOLO IMI organization is characterized in the following terms:

  •
  the Shareholders' Meeting, a body which expresses company intentions the decisions of which, adopted in conformity to the law and the Articles of Association, restrict all shareholders, including those who are absent or dissenting;

  •
  the Board of Directors, nominated by the Shareholders' Meeting for a period of three years and holder of all Company management powers;

  •
  the Chairman of the Board of Directors—nominated by the Shareholders' meeting from among the members of the same Board—is the legal representative of the Company before third parties and for legal purposes, and also presides over the Executive Committee, of which he is a rightful member;

  •
  the Deputy Chairman—nominated by the Board of Directors—is a rightful member of the Executive Committee and assumes all the powers of the Chairman as well as the legal representation of the Company before third parties and for legal purposes in the event of his absence or impediment;

  •
  the Executive Committee and the Technical Committees (Audit Technical Committee, Remuneration and Personnel Policies Technical Committee and Ethical Committee), set up by the Board and made up of its members; the Executive Committee is the body delegated to carry out important administration functions, while the other Committees perform advisory services, preliminary enquiries and control activities;

  •
  the Managing Director, nominated by the Board of Directors, which organizes his assignments; is a rightful member of the Executive Committee and takes on all the powers of the Chairman as well as the legal representation of the Company before third parties and for legal purposes in the event of the absence or impediment of the Chairman and Deputy Chairman;

  •
  the General Manager—nominated by the Board of Directors, which also provides for the attribution of the related powers—head of the Company's operating and executive structure;

  •
  the Group Credit Committee, Group Financial and Market Risk Committee and Disclosure Committee—the members of which are nominated by the Board of Directors from among the Managers of Head Office Directions and Structures—aim to supervise the coordinated management of operating and/or regulatory problems of particular importance;

  •
  Board of Statutory Auditors—nominated by the Shareholders' Meeting for a period of three years and composed of five Statutory Auditors and two Supplementary Auditors—supervises the observance of the law and the Articles of Association and, generally, the administrative, organizational and accounting system, as well as the Company's internal control system.

        The attributions and operating standards of the company bodies are contained in the legal and regulatory provisions, in the Articles of Association, in the Group Regulations and in the decisions made by the competent Authorities; the operating standards of the Shareholders' Meeting are also governed by special Regulations.

[PICTURE]

The entrance of the headquarters of SANPAOLOIMI in piazza San Carlo in Turin

Composition of share capital, majority shareholders and agreements between shareholders

        The Company's share capital is 5,217,679,140.80 euro fully paid, split into 1,475,122,818 registered ordinary shares and 388,334,018 preference shares.

        Preference shares—which give entitlement to vote only in the extraordinary shareholders' meetings—are held by Compagnia di San Paolo, Fondazione Cassa di Risparmio di Padova e Rovigo and Fondazione Cassa di Risparmio in Bologna. The preference, or privilege, consists in the pre-emption right in the case of capital repayment and in the right to an allocation of the net income of 5% of the nominal share value, as well as the right to accumulate the dividend still to be received with that matured over the subsequent two years.

        On the basis of the Shareholders' Book and other available information, SANPAOLO IMI has about 240,000 shareholders. A table listing the main shareholders, directly and/or indirectly holding shares of the share capital with voting rights is printed below:

Shareholders	Percentage of total capital	Percentage of ordinary capital
Compagnia di San Paolo	14.27	7.37
Fondazione Cassa di Risparmio di Padova e Rovigo	10.65	4.30
Banco Santander Central Hispano	8.49	10.72
Fondazione Cassa di Risparmio in Bologna	7.58	3.06
Giovanni Agnelli & C.	3.78	4.77
Mediobanca	1.97	2.49
Fondazione Cariplo	1.72	2.17
Società Reale Mutua di Assicurazioni	1.51	1.91
Groupe Caisse d'Epargne	1.51	1.90
Ente Cassa di Risparmio di Firenze	1.50	1.90
Fondazione Cassa di Risparmio di Venezia	1.48	1.87

        The following agreements between shareholders have been entered into:

  •
  a Convention, known as the "Unity of Intent Agreement", stipulated on 19 April 2004 between Compagnia di San Paolo, Fondazione Cassa di Risparmio di Padova e Rovigo and Fondazione Cassa di Risparmio in Bologna;

  •
  an agreement, completed on 21 April 2004 between the aforementioned Fondazioni, Banco Santander Central Hispano S.A. and CDC Ixis Italia Holding S.A. (now Italia Holding S.A., belonging to Groupe Caisse d'Epargne), which will automatically expire and lose its effectiveness on the fifteenth day before the date of the first call of the Bank Shareholders' Meeting called to approve the financial statements for the year ending on 31 December 2006.

        An excerpt of the aforementioned agreements is available on the Bank's website.

        It should also be mentioned that, on 5 July 2002, SANPAOLO IMI and IFI S.p.A. (subsequently taken over, on 23 April 2003, by IFIL S.p.A.) signed an agreement in relation to the investments held by SANPAOLO IMI in Fiat S.p.A. and in IFIL, and by IFIL in Fiat and in SANPAOLO IMI.

        Graphs showing the composition of the shareholder structure of SANPAOLO IMI with reference to specific parameters are shown below:

        Figure 1: Composition of the shareholder structure by adhesion to parasocial contracts (ordinary capital)

[PIE CHART]

        Figure 2: Composition of the shareholder structure by geographic area (ordinary capital)

[PIE CHART]

The role of the Parent Bank and the SANPAOLO IMI Group

        The Company is the Parent Bank of the SANPAOLO IMI Banking Group, composed of the same Parent Bank and the banking, financial and instrumental companies—with registered offices in Italy and abroad—controlled directly or indirectly.

        In its capacity as Parent Bank, the Company holds the role of reference-point for the Bank of Italy and, in exercising its direction, address and coordination activities, issues the necessary provisions to the members of the Banking Group for implementing the instructions received from the Bank of Italy in the interest of Group stability. For this purpose SANPAOLO IMI asks the Group companies for news, figures and relevant reports and also verifies compliance with the provisions issued as instructed by the Bank of Italy. The Administrators of the subsidiaries must implement the Parent Bank provisions and supply every piece of information useful to its issue to the Parent Bank.

        SANPAOLO IMI also exercises, in accordance with article 2497 and subsequent articles of the Italian Civil Code, management and coordination activities for its direct and indirect subsidiaries, including companies which, on the basis of current laws, are not part of the Banking Group.

        The SANPAOLO IMI Group, based upon the specialization of the professional skills of the production, distribution and service units, is currently organized along the following business lines:

  •
  Commercial Banking—the Group's "core business" which comprises the Banking networks dedicated to the retail, private and business markets across the whole national territory through branches and integrated multichannel infrastructures. the Sanpaolo Network, which is widespread in North Western Italy and has a significant presence in Central Italy and the Islands; Cassa di Risparmio di Padova e Rovigo, Cassa di Risparmio in Bologna, Cassa di Risparmio di Venezia and Friulcassa, all rooted in the North East; Banca Popolare dell'Adriatico, in the central Adriatic regions; Sanpaolo Banco di Napoli, in the mainland South. The banking networks—characterized by strong proximity to customers, as proven by the exploitation of the bank's historical brands which have joined the Group over the years—are flanked by specialist units to serve domestic customers: trustee, private banking, consumer credit and leasing companies. The sector also includes the Parent Bank foreign network, limited to corporate lending, the Irish subsidiary Sanpaolo IMI Bank Ireland and Sanpaolo IMI Internazionale, established to supervize and develop the Group presence and activities in Central Eastern Europe and in foreign countries of strategic interest through growth initiatives such as acquisitions and alliances;

  •
  Asset Management, which includes the companies controlled directly by Sanpaolo IMI Asset Management, dedicated to providing asset management products to the Group networks,

    associated networks, as well as institutional investors and other networks, with the aim of optimizing the portfolio performance and therefore strengthening the Group's position in the sector;

  •
  Investment Banking, which operates mainly through Banca IMI—the Group's investment bank which covers securities dealing, both on own account and for customers, the raising of risk and debt capital for companies, as well as corporate finance consultancy—whose business priorities concern the supply of specialist services (M&A, capital markets, trading) to companies and institutional customers and the development of structured products distributed to retail customers and corporate customers through the Group's networks. The sector also includes Sanpaolo IMI Private Equity, whose aim is to strengthen and consolidate the Group's activity and presence in the private equity sector, mainly through the promotion and management of closed-end investment funds, as well as Imi Investimenti, which is responsible for major industrial shareholdings;

  •
  Personal Financial Services, with activities offering financial services carried out by the "Banca Fideuram group" financial planner network, which serves customers with a medium/high savings potential in the development of assets under management and their exploitation through appropriate asset allocation policies;

  •
  Insurance—as resulting from the process to rationalize and concentrate the Group's presence in the insurance business, previously split into different production platforms—is the univocal reference for the development of market activities, aiming to strengthen the renewal capacity for products and the global range on offer. The sector comprises Assicurazioni Internazionali di Previdenza, Sanpaolo Life, Fideuram Assicurazioni and Universo Servizi (companies to which the activities regarding administration and technological services have been handed over) as well as, in the property and casualty, Egida, jointly controlled with Reale Mutua Assicurazioni;

  •
  Public Authorities and Entities, whose job is to develop and maintain appropriate relations, at Group level, with reference organizations and institutions and, through Banca OPI, provide advisory services and medium- and long-term financing to public bodies and infrastructure.

        The shareholdings in Cassa di Risparmio di Firenze, Cassa dei Risparmi di Forlì and Banca delle Marche, as well as the control of Gest Line, the company managing the Group's tax collection activities, have been brought under the control of the Parent Bank Central Functions.

        The basic principles of the Group's organization and the fundamental rules of the subsidiaries' direction and coordination model are contained in the Group Regulations, approved by the Board of Directors. This document defines the Group's entire structure, the basic principles on which it operates, the areas of competence and the responsibilities of the Central Functions of the Parent Bank, as well as the mechanisms and instruments used to coordinate the entire Group.

        SANPAOLO IMI has introduced a Group investment policy, which indicates behavioral rules for the consistent issue of customer investment services, in order to respect current standards on the matter and the fundamental principles of transparency and correctness towards customers and their investment choices. A commercial policy which provides a charter of values, commercial strategies and procedures destined for application with specific reference to transactions with companies has also been defined.

[PICTURE]

Turin, piazza San Carlo

Part II

GOVERNANCE SYSTEM AND INFORMATION ON THE IMPLEMENTATION OF THE CODE OF CONDUCT

Board of Directors

Composition and duration

        The Company is administered by a Board of Directors composed of a number of members variable from 7 to 20, as decided by the Shareholders' Meeting, which will nominate one of them Chairman.

        The Board of Directors in office at the time of publication of this Report was nominated by the Shareholders' Meeting of 29 April 2004 and is composed of 17 Directors, listed below with their specific roles:

ENRICO SALZA	CHAIRMAN
MAURIZIO BARRACCO	DIRECTOR
PIO BUSSOLOTTO	DIRECTOR
GIUSEPPE FONTANA	DIRECTOR
ETTORE GOTTI TEDESCHI	DIRECTOR
ALFONSO IOZZO	MANAGING DIRECTOR
VIRGILIO MARRONE	DIRECTOR
ITI MIHALICH	DIRECTOR
ANTHONY ORSATELLI	DIRECTOR
EMILIO OTTOLENGHI	DIRECTOR
ORAZIO ROSSI	DEPUTY CHAIRMAN
GIAN GUIDO SACCHI MORSIANI	DIRECTOR
ALFREDO SAENZ ABAD	DIRECTOR
MARIO SARCINELLI	DIRECTOR
LEONE SIBANI	DIRECTOR
ALBERTO TAZZETTI	DIRECTOR
JOSÉ MANUEL VARELA	DIRECTOR

        Short biographical and professional notes of the Directors in office are available on the Bank's website.

        The term in office of all the members of the Board of Directors is envisaged until the approval of the financial statements for 2006.

        The Board of Directors has nominated Piero Luongo, Head of General Affairs, Legal and External Relations Management, as Board Secretary.

Executive and non-executive Directors—the Chairman and the Deputy Chairman

        With the exception of the Managing Director—in relation to the role of executive management and activities of the Company, assigned to him by the Articles of Association and decisions of the Board—all the Managing Directors of SANPAOLO IMI must be considered as non-executive, having no operational delegated powers and/or no directional functions in the Company; and the pursuance of their respective duties in meetings of the Deliberative Bodies and Technical Committees is reserved to them.

        The Chairman of the Board of Directors is also a Non-executive Director: the current Company structure keeps the Chairman's functions distinct from those of the Managing Director. The Chairman has no operational delegated powers, except for, pursuant to the Articles of Association, the responsibilities to coordinate the activities of the Company, the legal representation and the power to take—in agreement with the Managing Director or, in his absence, the General Manager—any urgent provision in the interest of the Company, referring such to the Board of Directors or the Executive Committee at its next meeting.

        The Deputy Chairman is also a Non-executive Director, called exclusively to assume the powers of the Chairman, as well as the legal representation of the Company, in the event of his absence or impediment.

Independent Directors

        The Board of Directors periodically checks the existence of the independence of the Non-executive Directors on the basis of the definition contained in the Code of Conduct and also with reference to the instructions supplied by the individuals involved. The market is informed of the result of the aforementioned valuation of independence in a special press release.

        Considering the aforementioned elements, having evaluated the nature of the agreements existing among certain shareholders and considering the offices held by them and the working relations and offices of Executive Director held within the SANPAOLO IMI Group in the last three years, as well as the economic relations held directly or indirectly with the Company, the following are to be considered as Independent Directors:

ENRICO SALZA
MAURIZIO BARRACCO
GIUSEPPE FONTANA
EMILIO OTTOLENGHI
ORAZIO ROSSI
GIAN GUIDO SACCHI MORSIANI
MARIO SARCINELLI
ALBERTO TAZZETTI

        Each of the above mentioned Directors has undertaken to inform promptly the Board should he cease to be independent.

Offices of Director or Statutory Auditor held in other companies

        The Directors accept the office when they believe that they can devote the necessary time to the proper fulfillment of their duties at SANPAOLO IMI, also considering the other offices held.

        In part three of this report, summary table 1 shows the number of the other offices of director or auditor currently held by each Director in companies listed in regulated markets, including those abroad, in banking, financial, insurance and other significant-sized companies. The table 2 below contains the list of the above offices(1).

(1)
To this end, it should be noted that the Shareholders' Meeting specifically authorized the Directors—in accordance with the art.2390 c.c.—to hold the office of director or general manager in competing companies.

        In fact, on the basis of the current division of powers within the Parent Bank, the designation of the members of the Board of Directors or the Board of Statutory Auditors of the Bank in the administration and control boards of direct and indirect subsidiaries is reserved to the Board of Directors.

The Boardroom in the office of piazza San Carlo in Turin.

Functions of the Board of Directors

        The Board of Directors is responsible for strategic direction and is the holder of all Company management powers.

        In particular, in accordance with the Articles of Association, the following are reserved to the exclusive competence of the Board of Directors:

  •
  the definition of the aims, strategies and development lines of the Group business areas;

  •
  resolutions regarding general management, the approval and modification of a general provision concerning work relationships, the acquisition and sale of shareholdings which change the composition of the Banking Group, the appointment of one or more Deputy Chairmen and one or more Managing Directors, of the members of the Executive Committee and the Technical Committees as well as a General Manager, one or more Deputy General Managers and Central Managers;

  •
  the approval of internal regulations as well as the evaluation of the Company's organizational, administration and accounting structure, with particular reference to the risk control and internal control system;

  •
  the determination of the criteria for the coordination and management of Group companies and for the execution of the instructions issued by the Bank of Italy.

        On the basis of the statutory changes following the corporate law reform, the Board of Directors is also competent to approve the resolutions concerning:

  •
  mergers and spin offs, as regards companies wholly owned or owned by at least 90%, with the methods provided for by current regulations;

  •
  the opening and closure of secondary offices;

  •
  the reduction of capital when a shareholder resigns;

  •
  adaptations of the Articles of Association to regulatory instructions.

        Lastly, on the basis of the Articles of Association and the current delegated powers, the Board is also responsible for:

  •
  the nomination and the attribution of mandates and powers to the Executive Committee, the Managing Director and the General Manager as well as the related definition of the limits, means of exercise and periods of time within which the delegated Bodies must report to the Board on the activities carried out during the exercise of the mandates conferred to them;

  •
  the determination of the remuneration of the Managing Director and Directors who hold particular offices, as well as the subdivision of the variable part of the amount due to the individual members of the Board, as proposed by the Remuneration and Personnel Policies Technical Committee and having heard the Board of Statutory Auditors;

  •
  the determination of the amount due to the General Manager and the duration of such office;

  •
  the approval of general risk management policies;

  •
  the supervision on general performance, paying special attention to situations of conflicts of interest, taking into particular consideration the information received from the Executive Committee, the Audit Technical Committee, the Managing Director and the General Manager and periodically comparing the results achieved with those planned;

  •
  the examination and approval of major economic, balance sheet and financial transactions, defined on the basis of quantitative and qualitative criteria (such as loans of more than one fifth of the equity of the Company, loans of more than 10 million euro, acquisition or loss of control of insurance companies and acquisition of shareholdings of more than 100 million euro); the verification of the adequacy of the Company's and Group's general organizational and administrative structure;

  •
  the presentation to Shareholders of the reports concerning the agenda of the Shareholders' Meetings;

  •
  the approval of relevant transactions with related parties.

Board meetings

        The calling of the Board of Directors, ordinarily every two months, or at the request of at least three Directors or the Managing Director, or on the basis of the powers which the law gives to the Statutory Auditors, falls to the Chairman, every time he sees fit. The Chairman, who, in accordance with the Articles of Association, is responsible for the coordination of the work of the Board of Directors, presides over the meetings and sets the agenda—taking account of the motions proposed by the Managing Director and the General Manager, on the basis of the powers of attorney conferred—and ensures that adequate information on the matters under discussion is supplied to all Directors.

        The calling of the Directors and Statutory Auditors for the meetings of the Board of Directors is made at least five days before the date set for the meeting, in reasonable time to allow sufficient information on the subjects under discussion and is followed by the dispatch of the documentation necessary to ensure the best informed performance by the Directors in the fulfillment of their tasks. In cases of particular urgency the call may be made with just 24 hours notice, though still ensuring a full treatment of each subject and paying particular attention to the content of the documents which cannot be sent ordinarily.

        The Articles of Association allow the meetings of the Board of Directors to be held through telecommunication networks, as long as the exact identity of those legitimately authorized to attend is guaranteed and it is possible for all participants to intervene, in real time, on all the subjects and to see, receive and transmit documents. At least the Chairman and the Secretary must be present on the premises in which the Board meeting has been called, where it is considered as held.

        For the motions approved by the Board to be valid, the majority of the Directors in office must attend the meeting. Motions are approved with the absolute majority of the votes of those in attendance(2); in the case of a tie, the vote of the chair is final.

(2)
Motions concerning the nomination of the Deputy Chairman or Chairmen, the Executive Committee, the Managing Director(s) and the General Manager are validly approved with the favorable vote of the majority of the Directors in office.

        The meetings of the Board of Directors are attended by the General Manager for consultation purposes and to make proposals. The Board meetings may also be attended by the Managers of Head Office Directions or Functions, to supply information and data concerning the practices submitted for examination by the Board, representatives of the independent auditors and external consultants, in relation to matters on the agenda, which might require specific technical expertise.

        The Board of Directors met 17 times during 2004; as in the past, the Directors' attendance of board meetings was significantly high and constant (about 90%), ensuring a systemic contribution by all its members to the management of corporate and Group affairs, fully exploiting the important professional skills available to group advantage.

        A similar number of meetings may also be assumed for the current year, three of which have already been held. In compliance with the Regulations of Borsa Italiana, SAN-PAOLO IMI presented the calendar of corporate events for 2005 to the market in December 2004, stating the date of the board meetings for approval of the economic and financial figures.

Executive Committee

        The Board of Directors has nominated from among its members the Executive Committee (of which the Chairman, presiding, the Deputy Chairman and the Managing Director are members ex officio), setting the number of members, delegated powers, term of office, operating rules and powers.

        The Executive Committee is currently composed of eight Directors, of which seven non-executive, four of which independent:

ENRICO SALZA
PIO BUSSOLOTTO
ETTORE GOTTI TEDESCHI
ALFONSO IOZZO
EMILIO OTTOLENGHI
ORAZIO ROSSI
GIAN GUIDO SACCHI MORSIANI
JOSÉ MANUEL VARELA

        The Executive Committee—whose meetings are attended by the General Manager for consultation purposes and to make proposals—exercises its powers in the context of strategies, address and plans laid out by the Board, with the faculty of sub-power of attorney and the obligation to report quarterly to the same Board on the activity performed, the decisions made and the powers of attorney conferred.

        In particular, the Executive Committee has been given powers concerning loan issue (up to a fifth of the Company's portfolio) and, generally, operational powers regarding Group guarantees to financial institutions, the recovery of loans, legal and prelegal proceedings on non-recovered assets and liabilities, administration procedures against the Company and shareholdings—except in the case of exclusive competence of the Board of Directors—personnel and expenditure. The Executive Committee has also been given, in general, the faculty to assume any urgent provision in the interests of the Company, referring them to the Board at its next meeting.

        The Executive Committee, the Statutory Auditors having their powers set by law, is called to meet whenever the Chairman considers appropriate and, by company practice, around twice a month. The Committee met 22 times during 2004(3), with an average attendance by Directors of 98%.

(3)
Similarly to that provided for by the Articles of Association for the Board of Directors, the rules governing the operation of the Executive Committee—approved by the Board of Directors on 29 April 2004—state that Executive Committee meetings may be held through telecommunication networks, as long as the exact identity of those legitimately authorized to attend is guaranteed and it is possible for all participants to intervene, in real time, on all the subjects and to see, receive and transmit documents. At least the Chairman and the Secretary must be present on the premises in which the Executive Committee meeting has been called, where it is considered as held.

Technical Committee

        The Board of Directors is supported in its institutional functions by Technical Committees made up from its members—in the context of the Articles of Association and in accordance with the provisions made in the Code of Conduct—with consultative, management and control functions.

        As well as responding to the division of responsibilities between Directors, considering the number of offices held by each of them, Committees are composed on the basis of the Professional characteristics of the Directors, to guarantee adequate control of the respective thematic areas of competence.

Audit Technical Committee

        The Audit Technical Committee, set up in June 1998, is composed of three non-executive Directors, two of which independent:

GIUSEPPE FONTANA (Chairman)
VIRGILIO MARRONE
MARIO SARCINELLI

        The Managing Director, the General Manager and the Chairman of the Board of Statutory Auditors take part in the meetings.

        The Audit Committee has the responsibility of analyzing the problems and relevant practices with the possibility to make specific analyses of subjects to be investigated further, with reference to the evaluation of the internal control system. The Committee also evaluates the adoption of the best corrective measures proposed to deal with omissions and anomalies found in the audit processes, both internally and with the independent auditors.

        In particular, the Committee:

  •
  assists the Board of Directors in its role in setting the guidelines and periodic checks of the operational adequacy and effectiveness of the internal control system of the Parent Bank and the Group companies;

The meeting room of the Executive Committee in Turin

  •
  evaluates the working plans prepared by internal control and receives their periodic reports;

  •
  evaluates, together with the auditors and representatives of the companies responsible for the matter, the adequacy of the accounting principles used and their consistency for the publication of the consolidated financial statements;

  •
  evaluates the proposals formulated by the independent auditors for their responsibilities, as well as the working plan set out for the audit and the results contained in the report and letter of suggestions;

  •
  maintains close contacts with the Board of Statutory Auditors, through the participation of its Chairman at meetings, so as to allow reciprocal and timely information on the relevant subjects for the system of internal controls;

  •
  refers to the Board of Directors, at least every six months, on the occasion of the approval of the annual and half year report, activity undertaken and the adequacy of the Group's system of internal controls;

  •
  performs further tasks assigned to it by the Board of Directors, particularly in relation with the independent auditors;

  •
  preliminarily evaluates relevant transactions with related parties.

        The Audit Technical Committee also performs the tasks and functions assigned to it as a Regulatory Body, in accordance with D. Lgs 231/2001, as regards the administrative responsibility of the companies and presents a specific annual report on the activity performed in this context to the Board of Directors.

        As well as intervening on more strictly pertinent matters, the Audit Committee—which met 17 times in 2004—also examined other general issues, including: the initiatives undertaken by the Bank regarding customers holding bonds; the project for the concentration and reorganization of the Group's insurance activities and the consequent reorganization of investments; the internal control system of the "former Cardine Group" bank-networks as well as the centralization of the internal audit activities of the subsidiaries with the Parent Bank; the internals controls on the financial statements in accordance with the Sarbanes-Oxley Act and U.S. standards on the matter.

Remuneration and Personnel Policies Technical Committee

        The Remuneration and Personnel Policies Technical Committee—which has operated within Sanpaolo Imi since 1998—is currently made up of three non-executive Directors, one of whom independent:

ITI MIHALICH (Chairman)
ALFREDO SAENZ ABAD
ALBERTO TAZZETTI

        The Committee—which met seven times in 2004—has the role of evaluating, in agreement with the Chairman of the Board of Statutory Auditors and referring to the Board of Directors, the remuneration of the Directors with particular offices and examining the total remuneration structure of the Directors, also taking account of any presence in the Corporate Bodies of subsidiary Companies.

        The Committee, with intervention by the Managing Director and the General Manager, considers in depth the issues concerning the definition of the general direction for top management remuneration and management policies at Company and Group level, as well as the approval and modification of the general arrangements concerning work relationships.

Ethical Committee

        The Ethical Committee, set up in 2001, is currently composed of three non-executive Directors, one of which independent:

ANTHONY ORSATELLI (Chairman)
MAURIZIO BARRACCO
LEONE SIBANI

        The Committee in question, which met twice in 2004, has the responsibility of investigating and evaluating the principles to be presented to the Board of Directors for the identification of a corporate ethical-environmental policy, monitoring internally to which extent the chosen principles have been adopted and supervising the publication of the Social Report and the guidelines for the external communication of corporate policy in this area. The Ethical Committee is also responsible for proposing, where deemed fit, the definition of codes of conduct and approving adherence to declarations of principles or bodies in the sector and, in virtue of such power, has given its positive judgment on the Ethical Code of SANPAOLO IMI, approved by the Bank's Board of Directors in 2003.

        Together with the Social Report, the Ethical Code provides the general reference of the ethical principles and values of the Group and the corpus for the criteria of conduct for its Directors, employees and co-workers in every operating and geographical context and with all people and bodies with which the Group companies operate.

        This document has been given to all Group employees, in the belief that total adherence and consistent application of its principles, in relations with customers and other Bank and Group Company interlocutors, creates the basis for a long-term relationship of trust; the Code has also been transmitted to the Group companies so that its contents can be disseminated among the respective Administrative bodies.

Nomination of the Directors

        The SANPAOLO IMI Articles of Association do not contain a specific procedure for nominating Directors, hence this takes place on the basis of the proposals presented during the Shareholders' meeting, with the presentation of the curricula and professional experiences of the candidates.

        To this end, it is noted that the Bank creates awareness among its majority shareholders of the opportunity, where possible, to anticipate information on the proposals for nomination and on the profiles of candidates for the office of Member of the Board of Directors, depositing the relative curricula in the Registered Office4.

(4)
During the Shareholders' meeting held on 29 April 2004, the majority shareholders published the list of candidates on 25 April 2004, in the context of the communication related to the agreements signed by the same shareholders, while the relative curricula were issued on 27 April through the Bank's website.

        It should be emphasized that—in the light of the current regulations concerning requisites of respectability and professionalism required for the bank directors—the presentation of nominations implies the performance of adequate examination by those presenting candidates regarding the personal and professional characteristics of their candidates. The Board has 30 days from the date of nomination to check that the above-mentioned requisites exist, in conformity to the legal dispositions issued by the Bank of Italy.

        At the moment there is no special committee within SANPAOLO IMI for the presentation of nominations to the office of director, given the nature of the task, which falls within the context of the competencies of shareholders, and the alert and attentive character of the latter as regards attendance of the shareholders' meetings and presenting suitable candidates for the corporate office. Their choice is focused on profiles of high standing with a wide range of different professional and managerial experiences in domestic and international contexts.

Remuneration of the Directors and Top Management

        The current system for the remuneration of the Directors, according to the provisions of the Articles of Association and within the terms established by the Shareholders' meeting on 29 April 2004, is largely based on the following:

  1)
  a fixed annual part;

  2)
  a variable part, linked to results achieved, and determined with reference to the bases and parameters approved by the Shareholders' Meeting;

  3)
  a fixed sum including allowances for each attendance at meetings of Corporate bodies,

while, pursuant to the Articles of Association, the Directors have the right to reimbursement of expenses occasioned by their office.

        The Board of Directors supervises the distribution to the Directors of the variable part and, having heard the opinion of the Board of Statutory Auditors and taken the advice from the Remuneration and Personnel Policies Technical Committee, sets the remuneration of the Directors with particular duties as set out in the Articles of Association.

        In particular, for 2004, the Board of Directors, upon proposal by the aforementioned Committee, established:

  1)
  for the Chairman and Deputy Chairman, a fixed remuneration;

  2)
  for the Managing Director, a fixed remuneration and a variable part anchored to the achievement of profitability ratio targets related to the MBO (management by objectives) mechanism envisaged for High level Executives and established in the context of the 2003-2005 Plan as well as the share performance.

        The above remunerations are all-inclusive.

        The Board of Directors, having heard the opinion of the Board of Statutory Auditors, has set an additional payment for the Directors who are members of the Technical Committees and for the Chairman of the Audit Technical Committee, considering the extensively diversified area of operation of the abovementioned Committee.

        Details of the payments to the Directors are shown in the Explanatory Notes to the Parent Bank Financial Statements.

        The determination of the amount due to the General Manager is the responsibility, in accordance with the Articles of Association, of the Board of Directors. The Board, as proposed by the Remuneration and Personnel Policies Technical Committee and having heard the Board of Statutory Auditors, has set for the General Manager, a fixed remuneration and a variable part related, as for the Managing Director, to the achievement of profitability ratio targets related to the MBO mechanism envisaged for High level Executives and established in the context of the 2003-2005 Plan as well as the share performance.

        The remuneration system of the Company and Group's High level Executives and management is characterized by the clear personalization of the retributive schedule, based, as well as on a fixed part, on the extensive use of the variable component. The current management by objectives model is, in particular, closely related to the strategic aims of the Industrial Plan, with the application of a corrective mechanism that links the payment of the cited variable component to the achievement of a global business objective, made up, for 2004, of the Group's ordinary gross income.

Board of Director
Executive Committee
Chairman
Enrico Salza
Board of Statutory Auditors
CONSULTATIVE TECHNICAL COMMITTEE:
- Audit Technical Committee
- Remuneration and Personnel Policies Technical Committee
- Ethical Committee
TECHNICAL COMMITTEE:
- Group Credit Committee
- Group Financial and Market Risk Committee
- Disclosure Committee
Managing Director
Alfonso Iozzo
Audit
Group Management Control
General, Legal and External Affairs
Shareholing Investments
Group Personnel and Organization
Assicurazioni Internazionali di Previdenza
Banca Fideuram
Sanpaolo Imi Asset Management
General Manager
Pietro Modiano
Credit Committee Secretariat
Planning and Research
IT (MOI)
Personnel and Organization
Group Coordination for the Triveneto
Finance and Administration
Banca IMI
Corporate
Private and Retail
Public Entities
Gest Line
Sanpaolo IMI Private Equity
IMI Investimenti
Sanpaolo IMI Internazionale
Sanpaolo Leasint
Sanpaolo
Sanpaolo Banco di Napoli
Cassa di Risparmio di Padova e Rovigo
Friulcassa
Cassa di Risparmio di Venezia
Banca Popolare dell'Adriatico
Cassa di Risparmio in Bologna
Finemiro
Banca OPI
Sanpaolo IMI Insurance Broker

Managing Director, General Manager and organizational structure

        The current Group business model is characterized by the exploitation of the concept of proximity to customers in the various areas where it is present, the specialization of the professional skills of the commercial units and product companies, and—to guarantee excellent service and pursue efficient scale and scope economies—by the centralized control of operating and administration activities and the centralization of strategic direction, governance and control within the Parent Bank, consistently with that provided for by the standards issued by the Bank of Italy in relation to banking groups.

        With a view to creating an organizational structure in line with these aims, and in implementing a reorganization plan of the Bank and the Group based upon the division of areas of expertise, the Board of Directors has approved the nomination of a Managing Director, in the person of Alfonso Iozzo, and a General Manager, in the person of Pietro Modiano, determining the respective areas of operation and attributions.

        The Managing Director is responsible for the global coordination of the Group activities, according to the directions given by the Board of Directors. He is particularly responsible for defining the Bank and Group's activities of strategic direction, governance and control, supervising the Group planning process, monitoring the consistent development of plans and budgets and the central control of risks. The Managing Director is also responsible for the insurance activities (Assicurazioni Internazionali di Previdenza), the financial planner networks (Banca Fideuram) and asset management (Sanpaolo IMI Asset Management) as well as, generally, the governance of equity investments.

        The General Manager—head of the operating and executive structure—is responsible for all Functions pertinent to the commercial bank, with the relative governance and support structures, as well as the banking networks operating on domestic and transnational territory and specialist companies controlling specific markets, territories and businesses such as public entities (Banca Opi), investment banking (Banca Imi), private equity, consumer credit (Finemiro Banca), leasing (Sanpaolo Leasint) and tax collection (Gest Line).

        In particular, in accordance with the Articles of Association and on the basis and in the context of the powers granted to him by the Board of Directors, the General Manager:

  •
  holds the power to propose loan and personnel management and also presents proposals to the administrative bodies with regard to pertinent matters;

  •
  performs operations and deeds of ordinary administration;

  •
  implements the decisions made by the Board of Directors, the Executive Committee, or the Managing Director and coordinates the activities of the Group subsidiaries, respecting the criteria and general directions set by the Board of Directors;

  •
  coordinates, supervises and manages work relations with employees;

  •
  delegates, for the implementation of his functions and the exercise of his powers or those delegated to him, powers to employees.

        The General Manager attends the meetings of the Board of Directors and the Executive Committee with consultative functions and to make proposals, in conformity to the provisions of the Articles of Associations; he takes part in the work of the Audit Technical Committee, intervenes in the Remuneration and Personnel Policies Technical Committee and is also Chairman of the Group Credit Committee and the Group Financial and Market Risk Committee.

        In the case of absence or impediment, the General Manager is replaced by the Central Managers depending on the case in question.

        In the light of the division of expertise described above, the Board has attributed to the Managing Director and the General Manager powers to be exercised within the context of the strategies, the addresses and plans laid out by the same Board, with faculty of sub-power of attorney and the obligation to report quarterly to the Board on the activity performed, the decisions made and the powers of attorney conferred.

        The Managing Director and the General Manager are attributed powers concerning loan issue and operational powers, Group guarantees to financial institutions, financial risk management and control, recovery of loans, legal and prelegal proceedings on non-recovered assets and liabilities, administration procedures against the Company and costs, as well as powers in matters concerning personnel and structures within the context of the management directions approved by the administrative bodies.

        The Managing Director and the General Manager have been assigned, in general and within the context of their respective attributions, or in the execution of decisions made by superior Bodies, all powers necessary for the ordinary management of the Company, unless otherwise reserved specifically to other Bodies pursuant to the Articles of Association or by exclusive mandate of the Board of Directors.

        The Managing Director, on the basis of the powers mandated, and the General Manager, in the matters reserved to him, formulate the proposals for approval by the Board of Directors and the Executive Committee.

Other Committees

        In the context of the mechanisms and instruments to guarantee the global coordination of the Group, there are special Committees set up in the context of the Company's top management, with the task of controlling the coordinated management of operating themes of particular importance.

Group Credit Committee

        The Group Credit Committee is a technical body with powers concerning the assignment of concessions which, in terms of type/amount/duration, exceed the limits attributed to the individual operating units of the Bank, the preliminary examination of transactions falling within the expertise of the Parent Bank boards and the credit transactions of subsidiaries, which require particular supervision.

        The Committee also favors the definition, implementation and coordination of the Group lending policies and aims to promote initiatives to improve the global quality of the loan portfolio, the methods to prevent deterioration of credit and improve the effectiveness of the recovery processes, the general management criteria of "larger exposures with Group companies" and the evolutions of the lending activity of the Group and the individual companies.

        The Group Credit Committee is also competent on the matter of Country Risk and Bank and Financial Institution Risks, together with the power to preventively examine the assignment proposals for which the corporate boards are responsible.

        The Committee is called to meet, usually once a week, by the General Manager—who presides over the Committee and sets the agenda—and is made up of the Managers of the Bank structures competent for each matter; other Managers provide consultative functions or intervene on a permanent basis. Lastly, the Managers of specialist units and other Group representatives indicated by the Chairman may attend the meetings.

Group Financial and Market Risk Committee

        The Group Financial and Market Risk Committee has a decision-making and informative role and is generally responsible for ensuring that the Company has an integrated view of the global risk undertaken by the Group.

        In particular, the Committee's main activities regard the coordination of the Group's risk strategies and policies, checking the guidelines for defining the methods and criteria for measuring the risks developed by the Parent Bank's risk management; checking the effective adaptation of the aforementioned criteria and methods, as well as the control procedures by the Group's individual operating units; regularly checking the Group's global risk profile and its main operating units; evaluating the extraordinary adoption of operations to contain risks which become necessary as a consequence of particular market trends; defining the structure of the Parent bank's "operating limits" and its business lines, as well as the guidelines to be followed by the subsidiaries in setting "operating limits". This Committee is also assigned, by specific mandate of the Board of Directors, the task of monitoring the Group operating risk, in line with the indications of the New Basel Capital Accord.

        The Committee is called to meet, usually once a month, by the General Manager—who presides over the Committee and sets the agenda—and is made up of the Managers of the Bank structures competent for each matter; other Managers of the main units of the Bank and the Group indicated by the Chairman intervene on a permanent basis and, lastly, other Bank and Group representatives may attend by invitation.

Disclosure Committee

        Confirming the attention which it has always devoted to maintaining a high level of corporate governance, the Group has set up an extensive plan of action aimed at creating a brand new system of governance and control of financial information, focusing on increased reliability of processes to ensure the highest quality standards when writing the disclosures. The demanding program is largely based on the formal encoding, in a structured system, of the processes of the financial statements and disclosures, intervening when the controls provided for prove ineffective, envisaging constant updates to implement the evolution induced by the corporate or external phenomena, including the transition to IAS/IFRS. With the implementation of the provisions of the Sarbanes-Oxley Act, the SANPAOLO IMI Group aims to take advantage of the opportunity offered by the standard, gaining in competitiveness.

        Considering the above and in observance of the aforementioned Sarbanes-Oxley Act, as well as the connected rules undertaken by the SEC, the Disclosures Committee was set up in 2002, presided over by the Head of Finance management and Administration, in his capacity as Chief Financial Officer, and composed of the Heads of certain Central Management and Central Functions of the Bank.

        This Committee is called to express a technical opinion on the disclosure controls and procedures, in order to ensure the accuracy and promptness of the information to be published on the basis of Italian and U.S. standards, and to supervise the preparation of the main accounting documents. In particular, the Committee certifies to the Managing Director, in his capacity as Chief Executive Officer, and to the Chief Financial Officer, before sending Form 20-F to the SEC, that it has evaluated the effective nature of the disclosure procedures and controls to ensure correct registration and communication of important financial information regarding the Bank and the Group.

The internal control System

        The internal control system is a fundamental and vital element to the company processes aimed at guaranteeing, through the control of related risks, the correct management of the Bank and the Group in view of achieving the set aims and, at the same time, the defense of the interests of stakeholders.

        As a bank, SANPAOLO IMI is subject to a specific Bank of Italy regulation which, as regards the issue in question, in line with the recommendations adopted internationally, is marked by a limited prescriptive indication in favor of principles of reference and by stimulating the top management for the development of highly efficient and effective control systems: in accordance with the Supervisory Regulations issued by the Bank of Italy, competitiveness, medium- and long-term stability and the possibility of guaranteeing healthy and prudent management cannot be obtained without a correctly functioning internal control system and the development of a solid company culture on the matter.

        At SANPAOLO IMI the internal control system and the appointed structure are particularly widespread and organized to control effectively the typical risks inherent in the corporate activity and monitor the economic and financial situation of the Company and the Group.

        These responsibilities are given to a special structure known as Audit Management which, reporting directly to the Managing Director, is necessarily independent of the operating structures and in carrying out its activities, it is not denied access to data, archives and company assets.

        Audit Management has the responsibility for evaluating the functioning of the complete system of internal controls of the Group, controlling operations and risk management performance, the respect of procedures and the regulations drawn up by the Bank and the subsidiaries, as well as bringing to the attention of the Board of Directors and Top Management possible improvements in controlling risks.

        The Management is split into the following Functions: Parent Bank and Bank Networks Audits, with the mission of evaluating the internal control system to control risks and identify anomalous trends and violations of procedures with reference to the corporate centre units of the Parent Bank, the

Italian Network structures and those of the Foreign Network; Subsidiaries Audit, with the mission of coordinating the auditing functions of the subsidiaries, in order to guarantee consistent controls and adequate attention to the various types of risk, also through an independent investigation and verification activity by way of examination of periodical informative flows, as well as interventions on the premises of the same Companies. Compliance, with the mission of ensuring the conformity of company processes with legal provisions and the supervisory regulations that govern the various sectors of activity, also reports to Audit Management.

        A quarterly report on the results of the activity is presented to the Board of Directors and the Audit Technical Committee, whose meetings are attended, on such occasions, by the head of Audit Management, who shows the Directors the report and provides the necessary clarification, acknowledging any comments.

        There are regular, continuous reports between Audit Management and the other control bodies and, in particular, to the Board of Statutory Auditors, to which constant information and cooperation are ensured through the attendance of the Audit Committee meetings by the Chairman of the Board and the periodical report by the Head of Audit Management, in the context of the sessions of the same Board, on the results of the activities performed.

        On the matter of internal controls, the instructions issued by Bank of Italy also devote particular attention to the tasks of the Parent Bank, called upon to exercise—in the framework of the general activities of management and coordination of competence—strategic control of the evolution of the various areas of activity in which the Group operates and of the risks pending on the portfolio of activities exercised, operational control aimed at ensuring the maintenance of the conditions of economic, financial and capital balance both of the individual companies and the Group as a whole, as well as technical-operational control aimed at evaluating the various risk profiles brought to the group by the individual subsidiaries. The effective control of the whole Group's strategic choices and the operating balance of the various components is ensured by the internal audit system.

        At Group level, SANPAOLO IMI has adopted a control system which aims to avoid overlapping or duplicating operations and achieving an audit activity which is as standardized as possible, assigning the Parent Bank a strong role in coordinating the independent internal auditing functions of the subsidiaries.

        To this end, the "SANPAOLO IMI Group internal audit activity regulations" have been issued. A specific organizational procedure which regulates the flows of information between the Parent Bank and the subsidiaries has been formalized and a risk assessment instrument to evaluate the level of functionality of the company's internal controls system has been developed, with increasingly pressing coordination of the individual company inspection functions via supervision of the respective operating plans.

        As regards the Group bank-networks, which have recently been involved in a progressive integration process, the respective internal auditing activities have been centralized in the Parent Bank's Audit Management, to guarantee standardized rules, methods and techniques, simultaneously optimizing Group synergies. The above is valid subject to the envisaged information flows with the respective company bodies, in particular the Boards of Statutory Auditors and the Audit Committees, and the relative decisions of competence.

        In order to check the compliance of the conduct of the Group companies with the indications and directions supplied, as well as the effectiveness of the internal control systems, SANPAOLO IMI carries out regular checks on the Group components and sends the Bank of Italy an annual report on the checks carried out on subsidiaries, also comprising the comments of the Board of Directors and the Board of Statutory Auditors.

        In order to implement the provisions of Legislative Decree no. 231/2001, on the matter of administrative responsibility of legal bodies for crimes committed by those in leading positions within their relative structures or by those subject to their management or regulation, and also taking account of the existing internal control system, SANPAOLO IMI has approved the reference principles for adoption of the models of organization, management and control pursuant to the abovementioned Decree, as well as conferral—as referred to above—of the qualification of Supervisory Body to the Audit Technical Committee, with contextual attribution of the powers and prerogatives necessary to perform the supervisory activities with regard to the operation and observance of the models and their updating in compliance with the provisions of the Decree.

        The abovementioned Principle—which express the activities conducted by the Bank in order, among others, to highlight and analyze the design of the control system in place, supplying a framework of reference for the specific control procedures developed in relation to the various areas of activity—have been brought to the attention of all Bank employees with the aim of regulating the performance of corporate activity and preserving the results achieved and the relationship of trust created with customers and the reference community.

Transactions with related parties

        The Board of Directors has identified the parties related to the Bank and defined a Group procedure for the deliberation of transactions with such related parties, aimed at setting competencies and responsibilities, as well as indicating the informative flows between the structures of the Bank and the companies directly and indirectly controlled.

        To provide maximum transparency, the Bank—as well as including among the related parties those falling within the categories identified by Consob—has included in the setting of the related parties all those adhering to the current para-social contracts among some SANPAOLO IMI shareholders, including the holding companies of said shareholders.

        Significant transactions with related parties performed by the Parent Bank shall be reserved to the competence of the Board of Directors, after examination by the Audit Technical Committee.

        Significant transactions are those with at least the following thresholds:

  a)
  50,000 euro, in the case of atypical or unusual transactions;

  b)
  10 million euro, in the case of loans and other transactions at standard conditions, undertaken with related parties outside the Group;

  c)
  500 million euro, in the case of loan transactions at standard conditions undertaken with Group related parties, or 50 million euro in the case of other transactions at standard conditions undertaken with Group related parties.

        The significant transactions entered into by subsidiaries with the related parties of the Parent Bank have been reserved to the deliberative competence of the Board of Directors of the company concerned; in any case the subsidiary must submit its proposal to the approval of the Parent Bank in the case of transactions with values which are at least equivalent to the limits stated below:

  a)
  50,000 euro for atypical or unusual transactions with related parties;

  b)
  10 million euro for all transactions (loans and otherwise) at standard conditions with related parties outside the Group and otherwise.

        As part of the procedure, in the preliminary stage of atypical or unusual transactions, the competent structures must be assisted by independent experts called to express an opinion on the economic conditions and/or legitimacy and/or the technical aspects of the transaction. For significant transactions, the Head of the Parent Group Structure competent to propose or approve the transaction, will assess whether or not to make use of the assistance of independent experts on the basis of the non-repetitive nature and relevance of the transaction.

        The resolution proposals related to transactions with related parties, even when they are delegated to company bodies other than the Board of Directors, must state that the transaction is with a related party and always include a brief description of the characteristics, methods, terms and conditions of the transactions, indicating the related parties with whom the transaction is entered into, the reasons for and economic effects of the accomplishment of the transaction, the methods used to determine the price and the evaluations of its adequacy, as well as any indications supplied by independent experts.

        It should be noted that, if the related party is one of the subjects who exercise management, administration and control functions within the Bank, the special, stricter regulations contained in the Supervisory Regulations on the duties of banking exponents pursuant to Art. 136 of D. Lgs 385/1993 of the Testo Unico Bancario (Consolidated Banking Law) which envisage the prior unanimous approval of the Board of Directors, with the favorable vote of all the members of the Board of Statutory Auditors. The abovementioned provision also allows for the obligations provided for by the Italian Civil Code with regard to the interests of the directors, where envisaged, under Art. 2391, which emphasizes the positive obligation—carefully and systematically respected in the context of SANPAOLO IMI—of full representation, by the Directors, of any interest held, on own or third-party behalf, which might be of importance in the exercise of the management function5.

(5)
With reference to the prohibition, contained in the Sarbanes-Oxley Act (Section 402) for registered companies in accordance with US law, to perform, renew or renegotiate loans to own directors of the board or executive officers, the Securities and Exchange Commission has introduced a specific exemption—used by SANPAOLO IMI—concerning loans to foreign employees.

        It should also be noted that, in accordance with the above-mentioned Art. 136, those performing administration, management and control functions within banks or companies belonging to the Group may not issue bonds or purchase/sale deeds directly or indirectly with the company to which they belong, or perform financing transactions with other Group companies or banks in absence of approval by the boards of the contracting company or bank, adopted with the methods indicated above. In such cases the bond or deed must be approved by the Parent Bank, as issued by the Board of Directors.

        Following the approval of the transactions with related parties, the Functions of the Parent Bank and the subsidiaries must present a quarterly report to the Audit Technical Committee and the Board of Directors of the Parent Bank, in accordance with Art. 150 of D. Lgs 58/1998, and must, if necessary, implement immediate or periodical informative duties to the market.

        A description of transactions with related parties is included in the Group Report on Operations of the Consolidated Financial Statements.

Treatment of confidential information

        Institutional communication activities in SANPAOLO IMI—including the treatment of price sensitive information—are the exclusive responsibility of the Chairman and the Managing Director.

        They engage the External Relations Function for this purpose and this function is also assigned the task of managing external and institutional relations as well as relationships with the press and the media in general and to monitor the flow of information which might be of interest to Top management.

        This Function is also responsible for the dissemination of price sensitive communications in observance of the provisions issued by the supervisory and market management bodies.

        Confidential information is treated following an internal procedure approved by the Board of Directors in conformity to best practice, the principles and recommendations contained in the communications issued by the Regulatory Authorities. This procedure, affirming the obligation of confidentiality, in the corporate interest and the interest of Directors and Statutory Auditors, highlights the value which the Company recognizes in terms of principles of market efficiency and transparency as well as the criteria of duty, clarity and continuity of information, on which communication toward the public is based. The procedure also exemplifies the main circumstances when the obligation to communicate arises and the means of communication.

        In implementing the legal and regulatory provisions, in addition to the above-mentioned procedure, specific instructions have been transmitted to subsidiaries to ensure an efficient informative flow and timely respect for the requirements of transparency by the Group to the market.

        Lastly, the accounting information that the Bank must communicate to the NYSE and the SEC on the basis of U.S. standards must be price sensitive and made available to the public also in Italy. Likewise, in applying an equivalence principle, all relevant information that has to be made public by the Bank in accordance with domestic standards is immediately supplied to the above mentioned foreign Authorities.

Internal dealing

        Pursuant to provisions introduced by Borsa Italiana in the Regulation of Markets and in the related Instructions on the matter, aimed at the disclosure of transactions of purchase and sale undertaken by the Directors and by other "relevant people" in the stocks of listed companies to which they belong and of the main subsidiaries, the Board of Directors adopted the "Code of Conduct of Relevant People and of SANPAOLO IMI S.p.A. for transactions involving the Group's listed financial instruments and for communication to the market".

        The Code governs the communication to the public of transactions in Group listed stocks undertaken by the subjects ("relevant people") who have access, in virtue of the office held in the same Group, to a privileged strategic vision and are therefore able to direct, with a deeper perception of the opportunities offered by the market, their own investment choices(6).

(6)
In accordance with the Code, relevant people—besides the Directors, the Statutory Auditors, the General Manager and other Bank subjects, Managers of Head Office Directions and Structures, expressly identified by the Managing Director—are the Executive Directors and General Managers of the subsidiaries Banca Fideuram, Banca d'Intermediazione Mobiliare I.M.I., Sanpaolo Banco di Napoli, Sanpaolo IMI Asset Management SGR and Assicurazioni Internazionali di Previdenza.

        In accordance with the provisions of the Code and on the basis of the information received, the Bank communicates to the market—by the tenth day on which the stock market is open following the last day of each calendar quarter—the transactions undertaken during such period by subjects identified as relevant people or equivalent, the total amount of which is equal to or more than 50,000 euro, and having as the object listed stocks of the Group or financial instruments, as defined in the Stock Exchange provisions. Among the transactions subject to communication, are those having as their object the American Depositary Receipts (ADRs) negotiated on the New York Stock Exchange, while the transactions undertaken in the exercise of purchase or subscription rights—regulated within the context of stock option plans—or option rights, are not considered.

        Without delay—and by the first day the stock exchange is open following receipt of communication of the transaction by the relevant person—the Bank communicates to the market the transactions undertaken by the same subjects which amount, individually or collectively, to more than 250,000 euro.

        In the Code of Conduct, provision has also been made for the Board of Directors to establish—for specific periods of time—prohibitions or restrictions for relevant people or equivalent regarding the execution of the above mentioned operations.

        SANPAOLO IMI has communicated promptly to the market the adoption of the Code of Conduct and subsequent amendments, making the updated document available on its website.

Relations with shareholders and the Financial community

        SANPAOLO IMI has always paid particular attention—setting up internal company structures dedicated to this specific purpose—to seamlessly managing relations with shareholders, institutional investors and the main operators in the domestic and international financial community, and to guaranteeing the systematic dissemination of thorough and prompt information on Group activities, strategies and results, also in the light of the indications formulated on the matter by the Consob and the principles contained in the "Market Information Guide" on corporate information published in 2002 by Forum Ref. These tasks are currently attributed to Investor Relations and the Company Secretariat.

        During 2004 the Company pursued its opening towards the market, especially in conjunction with the publication of the financial statements and periodical results, through meetings with investors and financial analysts in the main geographic areas.

        In the context of the methods with which SANPAOLO IMI intends to increase communication with investors and the public, pursuing a practice of correct, accurate and transparent communication, particular attention has been paid to the adequate preparation of the website www.grupposanpaoloimi.com.

        Through this site—which is also available in an English version—the Bank supplies and updates news on the Group's structural and operating profile and the composition of the Bank's shareholder structure, economic-financial information (financial statements, half year and quarterly reports, share performance and opinions expressed by the rating agencies), press releases issued by the Company and the annual calendar of relevant corporate events, as well as information on relevant or extraordinary transactions. The site also provides news about the meetings organized periodically with financial analysts, to which anyone who is interested can participate directly or by conference call. The website is a way of fulfilling the informative and publication obligations of specific documentation required by the current regulations issued by Borsa Italiana.

        The site also includes a section dedicated explicitly to the Bank's corporate governance, which contains details on the corporate governance model adopted, along with this Report and the documents and information concerning its general organizational structure and details on the procedures and principles of conduct which the Company adopts with reference to specific issues (internal dealing code, conduct during transactions with related parties, Ethical Code).

        The website contains telephone contacts and there is an e-mail address (investor.relations@sanpaoloimi.com) for users to request information or documentation.

Shareholders' Meetings

        The Shareholders' Meetings represent a privileged opportunity for profitable communication between shareholders and Directors and also for informing shareholders of news on the company, respecting the principle of informative equality and regulations on price sensitive information.

        In the light of that stated above, SANPAOLO IMI encourages and facilitates the most extensive participation by shareholders in the Meetings: shareholders who have attended recent meetings are promptly issued calls to subsequent meetings and receive the informative materials prepared in view of the work to be performed, to offer them a chance to exercise their voting rights in possession of all the necessary information.

        The Shareholders' Meetings are called with publication of an announcement in the Official Gazette, at least two national daily newspapers and two of the most important foreign daily newspapers. The documentation on the items on the agenda is published on the Bank's website along with the call for the meeting.

        The Articles of Association, taking account of the petitions of the shareholders and institutional investors, do not envisage—as would be permitted by current laws—any preventive deposit of shares and/or relative certifications for the purpose of attendance of the Meeting by shareholders.

        The Shareholders' Meetings are attended by the Company Directors and Statutory Auditors, who make a useful contribution to the meeting. Moreover—to allow best use of the discussion and to regulate the meeting and allow all the shareholders in attendance to express his/her opinion and ask for clarification regarding the agenda—SANPAOLO IMI has implemented a Shareholders' Meeting Regulation which is made available to shareholders before every meeting, together with the documentation prepared specifically for the Shareholders' Meeting. This Regulation is not an appendix to the Articles of Association and has been approved by the Ordinary Shareholders' Meeting which is competent to approve any related amendments, also to guarantee greater flexibility and prompt adaptation of the text to the needs that the experience of its application might suggest.

        The Regulation—available on the Bank's website—governs, among others, the intervention in and attendance of the Shareholders' Meeting, the verification of the legitimate right to intervene and access to the meeting room, the voting methods, interventions by the Directors and Auditors and also the Chairman's powers.

        The Company does not deem it necessary to proceed to specific initiatives designed to amend the capital percentage ceilings contemplated by the current regulation for actions and prerogatives to safeguard minorities.

        The Shareholders' Meeting met twice during 2004: on 29 April and 30 June. The subjects discussed during the April meeting included, in particular, the approval of the financial statements for 2003, the nomination of the Board of Directors and the Chairman for 2004/2005/2006 and the appointment of the independent auditor for 2004/2005/2006; the following meeting in June approved the adaptation of the Articles of Association in line, among others, with the coming into force of the Legislative Decrees for the corporate law reform and the organizational model of the Bank's Administration and Management, as well as the partial spin off from Banca Fideuram of Fideuram Vita to SANPAOLO IMI, in the context of the project for the reorganization of the Group's insurance businness.

        The attendance of the Meeting by shareholders is constantly significant: in particular, the Ordinary Shareholders' Meeting in April was attended by 51.84% of the ordinary capital, while the extraordinary meeting in June was attended by 55.33% of the total share capital.

Board of Statutory Auditors

Nomination, composition and duration

        The Board of Statutory Auditors—composed of five Statutory Auditors and two Supplementary Auditors—is elected by the Shareholders' Meeting through the voting list and in observance of a procedure which envisages the timely publication of the candidacies and ensures a representation within it of representatives of minority shareholders. The Auditors hold office for three financial years and may be re-elected.

        The lists of candidates—which can be presented by the shareholders who, either alone or with other shareholders, represent at least 1% of the shares with voting rights in the Ordinary Shareholders'

Meeting—must be published in at least two national daily newspapers, including one financial newspaper, at least 10 days before the day fixed for the Shareholders' Meeting on first call, and deposited at the registered office together with the curriculum vitae of each candidate and declarations with which the individual candidates accept their candidacy and affirm, under their own responsibility, the absence of causes of ineligibility and incompatibility, as well as the existence of the requirements prescribed by current regulations and the Articles of Association to hold the office of Statutory Auditor.

        The Board of Auditors currently in office—nominated for 2002/2003/2004 by the Shareholders' Meeting held on 30 April 2002 and integrated by the Meeting on 29 April 2004—is composed of:

MARIO PAOLILLO	Chairman
AURELIANO BENEDETTI	Auditor
MAURIZIO DALLOCCHIO	Auditor
PAOLO MAZZI	Auditor
ENRICO VITALI	Auditor
STEFANIA BORTOLETTI	Supplementary Auditor
GIAN LUCA GALLETTI	Supplementary Auditor(7)

(7)
Two lists were presented during the meeting on 30 April 2002: list no. 1 by Compagnia di San Paolo S.r.l.—then holder of 16.13% of the share capital, and list no. 2 by Fondazione Cassa di Risparmio di Venezia—then holder of 1.96% of the share capital. The Auditors Mario Paolillo, Aureliano Benedetti and Paolo Mazzi were taken from list no. 1; the Auditors Maurizio Dallocchio and Enrico Vitali as well as the Supplementary auditor Stefania Bortoletti were taken from list no. 2. Gian Luca Galletti was nominated Supplementary Auditor by the Shareholders' Meeting of 29 April 2004, replacing Antonio Ottavi, who resigned; the nomination was approved, in accordance with the Articles of Association, by the relative majority and without recourse to the voting list.

        The term in office of the members of the Board of Auditors is envisaged until the approval of the financial statements for 2004. The renewal of the Board is planned for the Shareholders' Meeting of 28/29 April 2005.

        The Shareholders' Meeting of 30 April 2002 also established the payment due to the members of the Board of Auditors for the three year-period of office, also approving the payment to each Auditor of a fixed amount (including allowances) for attendance of every meeting and without affecting the Auditors' right to reimbursement of expenses produced by their office.

        Details of the payments to the Auditors are shown in the Explanatory Notes to the Financial Statements.

Functions and powers of the Board of Statutory Auditors

        The Board of Statutory Auditors—which met 18 times during 2004(8) with an 80% average attendance by Auditors—is called upon to supervize the observance of the law and the Articles of Association, the observance of the principles of correct management and the adequacy of the organizational structure, for the areas of competence, of the internal control system and the Company's administrative-accounting system, as well as the adequacy of the provisions given by the Company to its subsidiaries to fulfill the communication and information obligations provided for by the law.

(8)
Following the coming into force of the corporate law reform, the SANPAOLO IMI Articles of Association were adapted to allow the Meetings of the Board of Auditors, as already implemented for the Board of Directors, to be held through telecommunication networks. The above, as long as the exact identity of those legitimately authorized to attend is guaranteed and it is possible for all participants to intervene, in real time, on all the subjects and to see, receive and transmit documents. At least one Auditor must be present on the premises in which the Board meeting has been called, where it is considered as held.

        In carrying out its duties, the Board of Statutory Auditors has extensive powers of inspection and internal investigation, it may call—in cases provided for by the law—the Shareholders' Meeting, the Board of Directors and the Executive Committee, appeal against the resolutions of the Shareholders' Meeting and the Board and report irregularities in management to the Court, also with reference to subsidiaries. The Board also immediately informs the Consob and the Bank of Italy of irregularities in supervisory activities.

        The Board of Auditors attends all the meetings of the Board of Directors and the Executive Board and therefore is constantly informed of the activities carried out by the Company. Moreover, in compliance with Art. 150 of D. Lgs 58/1998 and the Articles of Association and in order to guarantee that all the information needed to exercise effectively its functions are made available to the Board of Statutory Auditors, the Board of Directors refers promptly, at least quarterly, to the Board on the activities performed and the major economic, financial and balance sheet transactions performed by the company or the subsidiaries; in particular the Directors report transactions in which they are interested on their own behalf or that of third parties.

        To implement the legal provisions and the Articles of Association, a special organization procedure has been created; it defines the competencies and responsibilities of the Bank functions involved in the informative process between the Board of Directors and the Board of Statutory Auditors. The activities referred by the Board are, in any case, promptly reported to the Board of Statutory Auditors in a specific communication addressed to its Chairman.

        The informative activity in question is organized into reports on Group activities, which analyze the operating trend and major economic, financial and balance sheet transactions, the exercise of powers of attorney within the Parent Bank and potentially conflicting transactions, with particular reference to transactions with related parties. The extensive informative activity in question is not just functional to the performance of the Board of Statutory Auditors' supervisory activities, but also allows all the Directors to carry out aware and informed observance of company operations.

        In relation to the quotation on the United States stock market, SANPAOLO IMI took direct measures to respond fully to the instructions given by the SEC for the implementation of the Sarbanes-Oxley Act, also with regard to the obligation to set up an audit committee which meets specific standards of autonomy and independence and has control functions of mainly accounting nature. The comparison of this regulation with the principles of the Italian order led to the belief that it might be possible to assign the above mentioned functions to the Board of Statutory Auditors, without affecting the ordinary competencies and responsibilities assigned to the latter by Italian law.

        The Board of Statutory Auditors already holds extensive powers and responsibilities established by the law and Italian regulations, as well as by Consob recommendations, and the choice made appears consistent with the concentration of control competencies within this Body.

Offices of Director or Statutory Auditor held in other companies

        Considering that the assumption of a considerable number of offices could jeopardize the diligent performance of their tasks, the Articles of Association state that the members of the Board of Statutory Auditors may not hold more than five offices as Auditor in other listed companies. The need to ensure unitary control of the Group has also led to the express exclusion of offices held in subsidiaries from the above restriction: under this assumption, the presence of the Parent Bank Auditors represents a useful instrument with which the Board of Auditors is able to acquire the information needed to fulfill the functions of competence.

        In part three of this Report, summary table 3 shows the number and listing of the other offices of director or auditor currently held by each member of the Board of Statutory Auditors in companies listed in Italian markets.

Audits

        Being a listed Company, the accounting control activity of SANPAOLO IMI must, by law, be carried out by independent auditors who are responsible for checking that the company accounts are properly kept during the year, that the operating facts are correctly booked and also for ensuring that the financial statements and the consolidated financial statements correspond with the results of the accounting entries and the checks carried out and that the same accounting documents conform to the pertinent regulatory standards. The independent auditors issue appropriate reports to express an opinion on the financial statements and the consolidated financial statements as well as on the half year report.

        The assignment of the auditing appointment is proposed by the Board of Directors, also following assessments by the Audit Committee, on the basis of bids presented by the independent auditors interested; the proposal, together with the opinion of the Board of Statutory Auditors, is presented to the Ordinary Shareholders' Meeting during the approval of the financial statements. The Shareholders' Meeting confers the appointment for three years, renewable a maximum of two times, and also determines the payment due to the company appointed.

        The independent auditors have the right to obtain from the Directors documents and information useful to the auditing activity and may carry out any checks, inspections and controls; it promptly informs the Consob, Bank of Italy and the Board of Statutory Auditors—with which it exchanges data and information of importance to their respective tasks—of any facts considered discommendable.

        The attribution to the independent auditors of further tasks other than auditing (non-audit services), compatible with their corporate purpose, must be approved by the Board of Directors after being approved by the Board of Statutory Auditors.

        The independent auditors appointed by SANPAOLO IMI for 2004/2005/2006 is PricewaterhouseCoopers S.p.A., to which this office was conferred by the Shareholders' Meeting on 29 April 2004.

        With the aim of monitoring the auditing assignments and any other assignment of professional services (audit and non audit services) conferred to independent auditors working for the Group companies, or to companies, professional offices and other organizations which have stable relations with these independent auditors in Italy and abroad (associates), SANPAOLO IMI has set up a specific Directive, in order to ensure—besides standardization of the independent auditing of the financial statements with regard to the assignment by the Parent Bank—full respect of the Italian standards on independent auditors appointed to perform the mandatory audits of Group companies, as well as the correct fulfillment of the U.S. standards.

        Allowing them autonomy for the conferment of assignments to independent companies as well as the competencies and checks to be performed by them as regards relations with their own auditors, the Directive states that subsidiaries must ask for the preventive opinion of the Parent Bank's Board of Statutory Auditors before conferring an audit assignment to an independent auditor or should they intend to make use of non audit services of an independent auditor already appointed to perform the audits of a Group company, or have them performed by its "associates". The opinion of the Board of Statutory Auditors is aimed at ensuring that the new assignment is consistent with the general picture of the group controls and does not alter the conditions of independence required from Group auditors.

Part III

SUMMARY TABLES

TABLE No 1: STRUCTURE OF THE BOARD OF DIRECTORS AND THE TECHNICAL COMMITTEES

Director	Office	Executive	Non Executive	Indipendent	Number of other offices	Executive Committee	Audit Technical Committee	Remuneration and Personnel Policies Technical Committee	Ethical Committee
ENRICO SALZA	Chairman		•	•	1	•
MAURIZIO BARRACCO	Director		•	•	2				•
PIO BUSSOLOTTO	Director		•		4	•
GIUSEPPE FONTANA	Director		•	•	2		•
ETTORE GOTTI TEDESCHI	Director		•		4	•
ALFONSO IOZZO	Man. Director	•			2	•
VIRGILIO MARRONE	Director		•		1		•
ITI MIHALICH	Director		•		21			•
ANTHONY ORSATELLI	Director		•		7				•
EMILIO OTTOLENGHI	Director		•	•	3	•
ORAZIO ROSSI	Deputy Chairman		•	•	2	•
GIAN GUIDO SACCHI MORSIANI	Director		•	•	2	•
ALFREDO SAENZ ABAD	Director		•		5			•
MARIO SARCINELLI	Director		•	•	3		•
LEONE SIBANI	Director		•		4				•
ALBERTO TAZZETTI	Director		•	•	2			•
JOSÉ MANUEL VARELA	Director		•		6	•

NUMBER OF MEETINGS HELD	Board of Directors: 17
DURING 2004	Executive Committee: 22
Audit Technical Committee: 17
Remuneration and Personnel Policies Technical Committee: 7
Ethical Committee: 2

TABLE No. 2: LIST OF THE OTHER OFFICES OF DIRECTOR OR AUDITOR WHICH THE DIRECTORS OF SANPAOLO IMI HOLD IN OTHER LISTED COMPANIES ON REGULATED MARKETS, ALSO ABROAD, IN BANKING, FINANCIAL AND INSURANCE COMPANIES, AS WELL AS THOSE OF CONSIDERABLE SIZE

Director	Office	Company
ENRICO SALZA	Managing Director	Tecno Holding S.p.A.
MAURIZIO BARRACCO	Director	R.C.S. Quotidiani S.p.A.
	Chairman	ARIN—Azienda Risorse Idriche Napoli S.p.A.
PIO BUSSOLOTTO	Managing Director	Cassa di Risparmio di Padova e Rovigo S.p.A.
	Director	Cassa di Risparmio di Firenze S.p.A.
	Director	Banca delle Marche S.p.A.
	Director	Assicurazioni Internazionali di Previdenza S.p.A.
GIUSEPPE FONTANA	Director	Banca Fideuram S.p.A.
	Director	Banca Popolare di Sondrio S.c.r.l.
ETTORE GOTTI TEDESCHI	Chairman	Banca Finconsumo S.p.A.
	Deputy Chairman	Alerion Industries S.p.A.
	Director	Cassa Depositi e Prestiti S.p.A.
	Director	Endesa Italia S.p.A.

ALFONSO IOZZO	Chairman	Sanpaolo Banco di Napoli S.p.A.
	Chairman	Banca Opi S.p.A.
VIRGILIO MARRONE	Managing Director	Exor Group—Luxembourg S.A.
ITI MIHALICH	Chairman	Società Reale Mutua di Assicurazioni
	Chairman	Banca Reale S.p.A.
	Chairman	Rem Assicurazioni S.p.A.
	Chairman	Reale Immobili S.p.A.
	Chairman	Blue Assistance S.p.A.
	Chairman	La Piemontese Assicurazioni S.p.A.
	Chairman	La Piemontese Vita S.p.A.
	Chairman	Compagnia Italiana di Previdenza, Ass.ni e Riass.ni S.p.A.
	Chairman	I.S.E. S.p.A.
	Chairman	Reale Seguros Generales S.A.
	Chairman	Reale Vida—Compania de Seguros y Reaseguros S.A.
	Chairman	Reale Asistencia—Compania de Seguros S.A.
	Chairman	Reale Sum—Agrupacion de Interes Economico
	Chairman	Inmobiliaria Grupo Asegurador Reale S.A.
	Chairman	Eficalia Servicios S.A.
	Chairman	Rem Vie S.A.
	Deputy Chairman	Ala Assicurazioni S.p.A.
	Managing Director	Sara Assicurazioni S.p.A.
	Managing Director	Sara Vita S.p.A.
	Managing Director	Immobiliare Mirasole S.p.A.
	Managing Director	Silem S.p.A.
ANTHONY ORSATELLI	Membre du Directoire	Caisse Nationale des Caisses d'Epargne S.A.
	Membre du Conseil de Surveillance	Sogeposte S.A.
	Chairman of the Board of Directors	Nexgen Financial Holding Limited
	Chairman of the Board of Directors	Nexgen Re Limited
	Member of the Board of Directors	CDC Ixis AM US Corporation
	Member of the Board of Directors	Euroclear Plc.
	Member of the Board of Directors	CDC Ixis Financial Guaranty North America Inc.
EMILIO OTTOLENGHI	Chairman	Vis S.p.A.
	Managing Director	La Petrolifera Italo Rumena S.p.A.
	Director	Argus Fund S.p.A.
ORAZIO ROSSI	Chairman	Cassa di Risparmio di Padova e Rovigo S.p.A.
	Chairman	Sanpaolo Imi Internazionale S.p.A.
GIAN GUIDO SACCHI MORSIANI	Chairman	Finemiro Banca S.p.A.
	Chairman	Gest Line S.p.A.
ALFREDO SAENZ ABAD	Vice Presidente Segundo y Consejero Delegado	Banco Santander Central Hispano S.A.
	Deputy Chairman	Santander Central Hispano Investment S.A.
	Deputy Chairman	Compañía Española de Petróleos S.A.
	Chairman	Banco Banif S.A.
	Consejero	Operadores de Telecomunicaciones S.A.
MARIO SARCINELLI	Director	Ina Vita S.p.A.
	Director	Cassa Depositi e Prestiti S.p.A.
	Director	Data Management S.p.A.
LEONE SIBANI	Chairman	Sanpaolo Imi Private Equity S.p.A.
	Director	Sanpaolo Imi Internazionale S.p.A.
	Director	Banca Popolare dell'Adriatico S.p.A.
	Director	Biesse S.p.A.
ALBERTO TAZZETTI	Chairman	Sicurezza Lavoro S.r.l.
	Director	Centrale del Latte di Torino & Co. S.p.A.

JOSÉ MANUEL VARELA	Director	Santander Consumer Finance S.A.
	Director	CC-Credit Hungria R.T.
	Director	PTF Bank S.A.
	Director	Banque Commerciale du Maroc S.A.
	Director	CC-Bank AG
	Director	Elcon Finans AS

TABLE No. 3: LIST OF THE OTHER OFFICES OF DIRECTOR OR AUDITOR WHICH THE MEMBERS OF THE BOARD OF AUDITORS OF SANPAOLO IMI HOLD IN OTHER LISTED COMPANIES ON ITALIAN REGULATED MARKETS

Auditor	Number of Offices	Office	Company
MARIO PAOLILLO	1	Chairman of Board of Statutory Auditors	Banca Fideuram S.p.A
AURELIANO BENEDETTI	1	Chairman	Cassa di Risparmio di Firenze S.p.A.
MAURIZIO DALLOCCHIO	5	Chairman	Vemer Siber S.p.A.
		Director	Marcolin S.p.A.
		Director	Snia S.p.A.
		Director	Sorin S.p.A.
		Director	Sirti S.p.A.
PAOLO MAZZI	/
ENRICO VITALI	/
STEFANIA BORTOLETTI	/
GIAN LUCA GALLETTI	1	Director	Art'è S.p.A.

        NUMBER OF MEETINGS HELD DURING THE CALENDAR YEAR: 18

        QUORUM REQUIRED FOE THE PRESENTATION OF LISTS BY MINORITIES FOR THE ELECTION OF ONE OR MORE MEMBERS (EX ART. 148 TUF—CONSOLIDATED FINANCIAL LAW): 1%

TABLE No. 4: OTHER PROVISIONS OF THE CODE OF CONDUCT

	Yes	No	Summary of the reasons for any disagreement with the Code recommendations
System of powers of attorney and transactions with related parties
HAS THE BOARD OF DIRECTORS ATTRIBUTED POWERS OF ATTORNEY, SETTING THEIR LIMITS, METHODS OF EXERCISE AND FREQUENCY OF INFORMATION?	•
HAS THE BOARD OF DIRECTORS RESERVED THE RIGHT TO EXAMINE AND APPROVE TRANSACTIONS OF PARTICULAR ECONOMIC, BALANCE SHEET AND FINANCIAL IMPORTANCE (INCLUDING TRANSACTIONS WITH RELATED PARTIES)?	•
HAS THE BOARD OF DIRECTORS ESTABLISHED GUIDELINES AND CRITERIA FOR IDENTIFYING "SIGNIFICANT" TRANSACTIONS?	•
ARE THE ABOVE GUIDELINES AND CRITERIA DESCRIBED IN THE REPORT?	•
HAS THE BOARD OF DIRECTORS CREATED SPECIAL PROCEDURES FOR EXAMINING AND APPROVING TRANSACTIONS WITH RELATED PARTIES?	•
ARE THE PROCEDURES FOR APPROVING TRANSACTIONS WITH RELATED PARTIES DESCRIBED IN THE REPORT?	•

Procedures for the most recent nomination of directors and auditors
WERE THE CANDIDACIES FOR THE OFFICE OF DIRECTOR DEPOSITED AT LEAST TEN DAYS IN ADVANCE?		•	The Bank's Articles of Association does not contain a specific procedure for nominating Directors, so this takes place on the basis of the proposals presented during the Shareholders' Meeting, with the presentation of the curricula and professional experiences of the candidates. The Bank creates awareness among its majority shareholders of the opportunity, where possible, to anticipate information on the proposals for nomination and on the profiles of candidates for the office of Member of the Board of Directors, depositing the relative curricula in the Registered Office. During the Shareholders' Meeting on 29 April 2004, the curricula of the candidates were published on the Bank's website.
WERE THE CANDIDACIES FOR THE OFFICE OF DIRECTOR ACCOMPANIED BY THOROUGHLY DETAILED INFORMATION?	•
WERE THE CANDIDACIES FOR THE OFFICE OF DIRECTOR ACCOMPANIED BY AN INDICATION OF SUITABILITY FOR THE QUALIFICATION AS INDEPENDENT?		•
WERE THE CANDIDACIES FOR THE OFFICE OF AUDITOR DEPOSITED AT LEAST TEN DAYS IN ADVANCE?	•
WERE THE CANDIDACIES FOR THE OFFICE OF AUDITOR ACCOMPANIED BY THOROUGHLY DETAILED INFORMATION?	•
Meetings
HAS THE COMPANY APPROVED A MEETING REGULATION?	•
IS THE REGULATION ATTACHED TO THE REPORT (OR IS THERE AN INDICATION OF WHERE IT CAN BE OBTAINED/DOWNLOADED FROM)?	•
Internal control
HAS THE COMPANY NOMINATED APPOINTEES TO CARRY OUT THE INTERNAL CONTROL ACTIVITY?	•
ARE THE APPOINTEES HIERARCHICALLY NON DEPENDENT ON MANAGERS OF OPERATING AREAS?	•
ORGANIZATIONAL UNIT APPOINTED FOR INTERNAL CONTROL (PURSUANT TO ART. 9.3 OF THE CODE)	Audit Management Manager: Aldo Gallo
Investor Relations
HAS THE COMPANY NOMINATED AN INVESTOR RELATIONS MANAGER?	•
ORGANIZATIONAL UNIT AND REFERENCES (ADDRESS/TELEPHONE/FAX/E-MAIL) OF THE INVESTOR RELATIONS MANAGER	Investor Relations—Manager: Dean Quinn Piazza San Carlo n. 156 10121 Torino tel. 0115552593 - fax 011555 52737 - e-mail dean.quinn@sanpaoloimi.com

[PHOTO]

The office of the Chairman of SANPAOLO IMI in Turin

Attachment

ARTICLES OF ASSOCIATION

Section I
Costitution—Registered Office
Life and purpose of the Company

ARTICLE 1

1.1
The Company is called "SANPAOLO IMI S.p.A." and is established as a company limited by shares.

1.2
The Company is a Bank according to the terms of Legislative Decree 385 of September 1, 1993.

ARTICLE 2

2.1
The Company has its registered office in Turin and secondary offices in Rome and Bologna.

2.2
Within the observance of the regulations in force, branches and representative offices in Italy and abroad may be opened or closed.

ARTICLE 3

3.1
The life of the Company is fixed until December 31, 2050.

3.2
The extension of the life of the Company must be approved by the Extraordinary Meeting of Shareholders with a legal majority.

ARTICLE 4

4.1
The Company has as its purpose the collection of deposits from the public and the business of lending in its various forms, in Italy and abroad.

4.2
The Company may undertake, within the limits of the regulations in force, all banking and financial transactions and services as well as any other transaction in the way of business and in whatever way related to the achievement of its corporate objective.

4.3
The Company—in its capacity as Reporting Bank for Bank of Italy purposes of the SANPAOLO IMI Banking Group according to the terms of Article 61 of Legislative Decree 385 of September 1, 1993—issues, in the exercise of its function of management and coordination, instructions to the members of the Group for the execution of the instructions issued by the Regulatory Authorities in the interests of stability of the Group itself as a whole.

ARTICLE 5

5.1
The Company can issue bonds and other securities according to the regulations in force.

Section II
Equity capital and share

ARTICLE 6

6.1
The share capital is Euro 5,217,679,140.80 fully paid, divided into 1,475,122,818 registered ordinary shares and 388,334,018 registered preference shares with a nominal unit value of Euro 2.8. The share capital may be increased through the issue of shares with rights different from those included in the shares already issued.

6.2
The shares are issued in dematerialised form.

6.3
The preference shares are placed centrally in one or more deposits administered by the Company and the Company is the only authorised depositary. The sale of preference shares is to be communicated without delay to the Company by the selling shareholder and triggers the automatic one for one conversion of the preference shares into ordinary shares, except in the case where it is disposed to a company whose capital is wholly controlled. On July 1, 2012, the preference shares will be converted one for one into ordinary shares with the same characteristics as the ordinary shares in circulation at that moment.

6.4
In the case of paid issues of capital, when there is no exclusion or limit on option rights, the holders of preference shares have option rights on preference shares with the same characteristics or, if not or differently, in order, preference shares with different characteristics, savings shares or ordinary shares.

6.5
Pursuant to the mandate conferred by the Shareholders' Meeting on 30 April 2002, the Board of Directors has the power to increase the share capital by means of a paid up rights issue, in one or more issues, up to a maximum amount of Euro 51,440,648.00 (fifty one million, four hundred and forty thousand and six hundred and forty eight Euro) nominal value, through the issue of ordinary shares reserved, according to Article 2441, par. 8, of the Civil Code and Article 134 of Legislative Decree 58 of February 24, 1998, to employees of the Company or also to employees of subsidiary companies according to Article 2359 of the Civil Code who participate in the share incentive schemes approved by the Board itself. This power may be exercised before April 27, 2007.

6.6
Following the deliberations of the Board of Directors on February 9, 1999, December 21, 1999, June 27, 2000 and December 18, 2001, based on the mandate of the Shareholders' Meeting on 31 July 1998, and 17 December 2002, on the basis of the mandates given by thShareholders' Meetings of July 31, 1998 and April 30, 2002, the share capital may be increased up to a maximum nominal amount of Euro 56,487,491.20 (fifty six million, fourhundred and eighty seven thousand, four hundred and ninety one point two).

ARTICLE 7

7.1
In the case of an increase in the share capital, approved by the Shareholders' Meeting, the methods and the conditions related to the issue of new capital, the dates and the methods of payment, will be determined by the Board of Directors.

7.2
In the case of late payment, annual interest, set by the Board of Directors but in any case not exceeding 3% more than the official reference rate, will be applied. The legal consequences for any shareholder who does not execute the payments due and the responsibility of the assignors or endorsers of shares not released remain the same.

7.3
Delivery may be made against goods different from cash.

7.4
The Company can acquire its own shares within the limits and according to the procedures established by the laws in force.

Section III
Shareholders' Meeting

ARTICLE 8

8.1
The Shareholders' Meeting is ordinary or extraordinary according to the terms of the law and can be called in Italy not necessarily at the registered office.

8.2
The ordinary Shareholders' Meeting is called at least once a year within 120 days of the end of the financial year. In cases allowed by Law, the Shareholders' Meeting can be called within 180 days.

8.3
The extraordinary Shareholders' Meeting is called to approve matters reserved to it by law.

8.4
Allowing for the faculty of summons established by specific legal requirements, the Shareholders' Meeting must be called by the Chairman of the Board of Directors or by his Deputy, within the terms and according to the procedures laid down by the current regulatory provisions.

ARTICLE 9

9.1
Shareholders having the right to vote who present the appropriate certifications representing their participation in the centralised share management system may participate in the Shareholders' Meeting. Advance deposit pursuant to Article 2370 of the Italian Civil Code is not required for such participation.

9.2
Shareholders may be represented in the Meeting in observance of legal dispositions.

ARTICLE 10

10.1
Every ordinary share confers the right to one vote. Preference shares do not have voting rights in ordinary shareholders' meetings.

ARTICLE 11

11.1
The validity of the Shareholders' Meeting, both ordinary and extraordinary, and both at the first call and at the second call or, for the extraordinary, third call, as established by law, as also for the validity of related motions, is determined by the law.

11.2
For the nomination of the corporate officers a relative majority is sufficient. In the case of a tie, the older candidate will be elected. For the nominations to the Board of Statutory Auditors, the procedure follows that established by Article 20.

ARTICLE 12

12.1
The Shareholders' Meeting, whose workings are governed by law and the relevant Regulation approved in the ordinary session, is chaired by the Chairman of the Board of Directors or by his Deputy.

12.2
The Shareholders' Meeting nominates, on the motion of the Chairman, when held appropriate, two or more scrutineers and a Secretary not necessarily shareholders.

12.3
The assistance of the Secretary is not necessary when the minutes of the Shareholders' Meeting are taken by a Notary Public. The Notary is designated by the Chairman of the Shareholders' Meeting.

12.4
It is the responsibility of the Chairman to verify regular constitution, ascertain the identity and legitimacy of those present, to check proceedings and certify the voting results. To this end, the Chairman may use appropriately appointed persons.

12.5
If debate concerning the agenda of the day is not finished within the day, the Shareholders' Meeting can proceed to a further meeting on the following non-holiday day.

ARTICLE 13

13.1
The discussions of the Shareholders' Meeting must be recorded in the minutes signed by the Chairman, by the scrutineers, if nominated, and by the Secretary or Notary Public.

13.2
Copies and extracts of the minutes, when not taken by a Notary, will be certified with the declaration of conformity, signed by the Chairman and by the Secretary.

Section IV
Administration

ARTICLE 14

14.1
The Company is directed by a Board of Directors composed of a number of members between seven and 20 according to motions approved by the Shareholders' Meeting. The Shareholders' Meeting itself appoints one of them as Chairman.

14.2
The Directors' term of office is three periods and they may be re-elected.

14.3
Termination, substitution, resignation and annulment on the part of the Directors are governed according to the law.

14.4
If, because of resignation or other reasons, there is no longer a majority of the Directors elected by the Shareholders' Meeting, the whole Board of Directors ceases and the Directors still in office must urgently call a Shareholders' Meeting to nominate the new Board of Directors.

ARTICLE 15

15.1
The Board of Directors may appoint, from among its members, one or more Deputy Chairmen.

15.2
The Board of Directors nominates one or more Managing Directors, determining his or their roles, as well as the Executive Committee, laying down the number of its members, its authority, its duration, rules and powers. In the Executive Committee the Chairman and the Deputy Chairman or Deputy Chairmen sit ex officio as well as the Managing Director or Managing Directors.

15.3
The Board of Directors may also elect from among its members special Technical Committees, with a consultative and deliberative and supervisory role.

15.4
The Board of Directors may nominate a General Manager fixing the period of office, duties, powers and compensation. If necessary, it may also revoke the same.

15.5
The General Manager takes part in meetings of the Board of Directors and Executive Committee in a consultative role and, as provided for in the Articles and By-Laws, as a proponent.

15.6
The Board of Directors can nominate, on proposal of the General Manager, one or more Deputy General Managers as well as Central Managers, fixing their duties and powers.

15.7
For determined categories of acts or business, powers may also be delegated, in law, to Senior Management, individual employees and other personnel, with set limits and method of exercise of their mandate, proving that those so mandated may act individually or together in committee.

15.8
For special and/or subsidized loans set by specific regulations, delegated mandate and lending powers may be set to Group lending bodies, within the limits and with the criteria agreed among the parties.

15.9
The Board will determine the means by which decisions taken by mandated persons will be brought to the attention of the Board itself.

15.10
The Delegated Bodies and the General Manager will ensure that the organizational, administrative and accounting structure is adequate and refer to the Board of Directors and the Board of Statutory Auditors, on a quarterly basis, on general management performance and expected development, as well as on the most significant transactions made by the company and its subsidiaries.

15.11
Members of the Board of Directors and of the Executive Committee will receive annual compensation set by the Shareholders' Meeting, in part fixed and part variable.

15.12
The Shareholders' Meeting may determine, in addition to the compensation above, a fixed amount for each Director according to attendance at meetings; Directors also have the right to reimbursement of expenses occasioned by their office and daily payments as set by the Shareholders' Meeting.

15.13
The remuneration of the directors with particular offices in accordance with the Articles and By-Laws is set by the Board of Directors, following the Board of Statutory Auditors.

ARTICLE 16

16.1
The Board of Directors has all powers for the management of the Company.

16.2
The Board of Directors has exclusive authority:

•
definition of the objectives, strategies and development lines of the business areas of the Group;

•
general management directions, approval and modification of the general norms governing work, the acquisition and sale of shareholdings which may modify the composition of the Banking Group, nomination to offices as per Article 15;

•
approval of internal regulations as well as evaluation of the organisational, administrative and accounting profile of the Company with particular reference to risk control and internal controls;

•
setting criteria for the coordination and direction of the Group Companies and execution of instructions from the Bank of Italy.

16.3
The Board of Directors, in addition to the exclusive competence as per paragraph 2 above, is also empowered to take the following motions:

•
merger and sale in line with current regulations;

•
opening and closing of secondary offices;

•
reduction in capital in the case of withdrawal of a shareholder;

•
updating of the Articles and By-Laws in line with regulations.

ARTICLE 17

17.1
The Board of Directors is convened whenever the Chairman considers it necessary or opportune and generally every two months. At least every three months the directors, on occasion of their Board Meetings or with appropriate report refer to the Board of Statutory Auditors on business carried out and transactions of greatest importance in economic, financial and equity capital terms undertaken by the Company and/or by subsidiary companies. In particular, the Directors refer on transaction in which they have a proprietary or third party interest, while the special legal dispositions remain in force.

17.2
Leaving those powers reserved by law to the Statutory Auditors, a meeting must also take place when at least three Directors or a Managing Director make a written request to the Chairman with an indication of their reasons.

17.3
Meetings of the Board of Directors are usually held at the registered office of the Company. The Board of Directors may also meet in any other place in Italy or abroad.

17.4
Notice of the meeting, with a summary agenda of the matters to be discussed, must be sent to the Directors and to the Statutory Auditors in office at least five days before that fixed for the meeting by registered post or telegram or telex or telefax or through any other means of electronic communication which can provide guaranteed receipt of the same. In cases of particular urgency, the meeting may be held with simple advance notice of 24 hours by any suitable means.

17.5
Meetings of the Board of Directors can be validly held by telecommunication, provided that the precise identification of the persons qualified to participate can be validly ensured, as well as the possibility for all participants to take part, in real time, in the discussion about all the business on the agenda and to view, receive and transmit documents. However, at least the Chairman and the Secretary must be present in the location where the Board meeting has been called, wherever the same shall be considered held.

17.6
To approve the decisions of the Board a majority of the Directors in office must be present at the meeting. Decisions are taken according to absolute majority of the votes of the members present excluding abstentions. Decisions concerning the nomination of the Deputy Chairman or Deputy Chairmen, of the Executive Committee, of the Managing Directors or General Manager are properly taken with a majority vote of the Directors in office. In case of a tie, the Chairman's vote prevails.

17.7
The minutes of the meeting of the Board of Directors are edited and transcribed in the register of minutes by a Secretary designated by the Board.

17.8
Copies and abstracts of the minutes are certified with the declaration of conformity, signed by the Chairman and by the Secretary.

17.9
In meetings that the Board wishes to keep confidential, the duties of the Secretary will be carried out by the youngest Director present.

17.10
The agenda for the Board of Directors and for the Executive Committee are prepared by the Managing Director or Managing Directors according to the powers delegated to them, as well as the General Manager in matters reserved to him.

ARTICLE 18

18.1
The Chairman:

a)
chairs the meetings of the Board of Directors and the Executive Committee, coordinating their work;

b)
prepares the agenda of the meetings of the Board of Directors and the Executive Committee, taking account also of the proposed agenda prepared by Managing Directors and General Manager and arranges for adequate information on the material under discussion to be provided to all Directors;

c)
authorises any legal, administrative and executive action in every competent court and in whatever level of jurisdiction with the ability to abandon it, to withdraw from proceedings and to accept similar withdrawals or relinquishments from other parties involved, with all subsequent powers and with the obligation to refer to the Executive Committee on the decisions taken;

d)
takes, in agreement with the Managing Director, or with the respective Managing Director in the case of more than one Managing Director or in their absence, the General Manager, whatever provisions may be urgent in the interests of the Company, referring them to the Board of Directors or the Executive Committee at their next meeting;

e)
exercises the role of coordination of the business of the Company.

18.2
In the case of absence or other impediment of the Chairman, his powers in all respects will be taken on by the Vice Chairman, or, in case of nomination of more than one, him designated according to the order of succession set by the Board of Directors.

18.3
When all the Deputy Chairmen are absent or disabled, the powers of the Chairman pass to the Managing Director or Managing Directors, or, if they are absent or otherwise unabled, to the other Directors, according to the order of succession fixed by the Board of Directors.

Section V
The General Manager

ARTICLE 19

19.1
The General Manager is the head of the operational and executive structure of the Company. On the basis of and in the context of the powers delegated to him by the Board of Directors the General Manager:

a)
has the power to make proposals concerning credit and personnel management; he also presents proposals to the administrative Bodies in matters delegated to him;

b)
undertakes transactions and all ordinary administrative acts;

c)
provides for the execution of all deliberations of the Board of Directors, Executive Committee or the Managing Director(s) and operational coordination of the activities of subsidiaries within the Group, respecting the general criteria and directions set by the Board of Directors;

d)
coordinates, superintends and provides for employment relations with the employees;

e)
delegates, for the implementation of his known functions and for the exercise of own powers or those delegated to him, powers to employees.

19.2
In case of absence or impediment, the General Manager is substituted for by the Deputy General Manager, or in the case where more than one Deputy General Manager has been nominated, that one of them competent in the matter delegated. If a Deputy General Manager has not been nominated, the General Manager is substituted by the Central Managers according to their attributions.

19.3
When for any reason the post of General Manager is vacant the functions are exercised by the Managing Director. In the case of more than one Managing Director, they exercise such function on the basis set by the Board of Directors.

Section VI
Board of Statutory Auditors and accounting control

ARTICLE 20

20.1
The Shareholders' Meeting elects the Board of Statutory Auditors, composed of five Statutory Auditors in office and two Alternate Statutory Auditors.

20.2
The Statutory Auditors are in office for three periods and they may be re-elected. Their term is regulated by law.

20.3
At least two of the Statutory Auditors in office and at least one of the Alternate Statutory Auditors are chosen from among those registered in the register of accounting auditors who have carried out legal accounting audit work for a period of no less than three years.

20.4
Those Statutory Auditors who do not possess the requirement set out in the preceding paragraph are chosen from among those who have obtained a total experience of at least three years in:

  1)
  administration or control or management duties in companies with equity capital of no less that two million Euro, or

  2)
  professional activities or regular university teaching in law, economics, finance, banking, insurance or other subjects related to banking activities, or

  3)
  management duties in public bodies or public administration operating in the banking, finance and insurance sectors.

20.5
The whole Board of Statutory Auditors is nominated on the basis of lists presented by the shareholders in which the candidates must be listed in numerical order.

20.6
To apply paragraphs 3 and 12 of the present article, when the list is composed of four or more candidates, the fourth candidate and at least one of the first three must have the requirements as in paragraph 3; when the list is composed of fewer than four candidates at least the first of them must have the same requirements.

20.7
The lists must be deposited at the registered office and published in at least two Italian daily newspapers with national distribution, of which one devoted to economic news, at least 10 days before the day fixed for the Shareholders' Meeting at first call.

20.8
Every Shareholder can present or contribute to the presentation of only one list and each candidate can present himself in only one list or otherwise be declared ineligible.

20.9
Only those Shareholders who themselves or together with other shareholders represent at least 1% of the shares with voting rights in the ordinary Shareholders' Meeting have the right to present lists. In order to prove their ownership of the number of shares necessary for the presentation of the lists, the shareholders must at the same time present, at the registered office, the certificates confirming their participation in the central securities management system.

20.10
Together with each list, and before the time of depositing the list at the registered office, the CurriculumVi-tae of each candidate must be deposited, undersigned by the same, and the declarations by which the individual candidates accept their candidature and affirm, at their own responsibility, that there are no reasons for ineligibility or conflict of interest as well as the existence of the necessary qualification required by the regulations in force to carry out the duties of Statutory Auditor.

20.11
Everyone having the right to vote may vote for only one list.

20.12
At the election of the Board of Statutory Auditors, the procedures are as follows:

a)
from the list which obtains the majority of the votes by the shareholders, in the numerical order in which they are listed in the list, three Statutory Auditors in office and one Alternate Statutory Auditor;

b)
the remaining two Statutory Auditors and one Alternate Statutory Auditor are taken from the other lists; in order to do this, the votes obtained by the lists themselves are divided successively by one, two and three. The quotients thus obtained are assigned in order to the candidates of each of the said lists according to the order set respectively in each. The quotients thus attributed to the candidates on the various lists are then placed in a single descending order: the Statutory Auditors in office are those who have obtained the highest two quotients and the supplementary Statutory Auditor is the one who has obtained the highest third quotient. In the case in which more than one candidate obtains the same quotient, the candidate from the list which has still not elected a Statutory Auditor will be elected; in the case none of the lists elected a Statutory Auditor, the Shareholders' Meeting votes again and the candidate who obtains the simple majority of the votes will be elected.

20.13
For the nomination of Statutory Auditors not elected for whatsoever reason according to the aforesaid procedures, the Shareholders' Meeting will approve according to relative majority.

20.14
The chairmanship of the Board of Statutory Auditors is taken by person indicated in the first place in the list which has obtained the majority of the votes. In case of his substitution the chairmanship falls, until the end of term of the Board of Statutory Auditors, on the next following person indicated in the same list.

20.15
In case of the substitution of a Statutory Auditor taken from the list which has obtained the majority of the votes cast by shareholders, the alternate will come from the same list; in the case of the substitution of a Statutory Auditor taken from the other lists, the alternate will be nominated according to the method set out in point (b) in this article. Whenever it may be necessary to keep up minimum number of Statutory Auditors in office with the requirements as per paragraph 3 of the present article, the alternate with the same requirements will in case enter.

20.16
The nomination of Statutory Auditors to make up the Board of Statutory Auditors according to Article 2401 of the Civil Code is made by a relative majority of the Shareholders' Meeting.

20.17
The Shareholders' Meeting fixes the remuneration of the Statutory Auditors. The Shareholders' Meeting may also decide, in addition to the remuneration, the payment to each Statutory Auditor of a fixed sum for every attendance at the meetings; the Statutory Auditors have the further right to reimbursement of expenses incurred in the course of their duties and to the payment of daily allowances as decided by the Shareholders' Meeting.

20.18
The members of the Board of Statutory Auditors cannot be in office in more than five offices as Statutory Auditor in office in other quoted companies with the exception of companies controlled by SANPAOLO IMI S.p.A.

20.19
The meetings of the Board of Statutory Auditors may be validly held also by means of telecommunication, as long as there is a guarantee of the exact identification of the persons entitled to be present, the possibility for all participants to participate, in real time, in all the discussions and see, receive and transmit documents. The meetings are considered held in the place where the Board is called, where at least one Statutory Auditor must be present.

ARTICLE 21

21.1
Accounting control is exercised by accounting firm having the competence set by law. Nomination, responsibilities, powers and responsibilities are set by legal provisions in the subject.

Section VII
Legal representation and control seal

ARTICLE 22

22.1
The legal representation of the Company, concerning third parties and in proceedings, and the corporate seal lie with the Chairman and, in the case of his absence or inability, with the Deputy Chairman or Deputy Chairmen, according to the order of succession fixed by the Board of Directors and, in their absence, with the Managing Director or Managing Directors separately.

22.2
In respect of the above, the legal representation of the Company, concerning third parties and in proceedings and the corporate seal also lie with the Managing Director or Managing Directors in matters delegated to them by the Board of Directors.

22.3
In respect of the above, the Board of Directors may, pursuant to Law, for specific types of actions and business, delegate representative powers, with the ability to sign on behalf of the Company, to the Managing Director or Managing Directors, to individual Directors, to the General Manager or General Managers, to the Deputy General Manager or Deputy General Managers, to the staff of the Central Management, to Top Management and to other employees of the Company, determining the limits and the methods of use of such seal.

22.4
In cases in which the current Articles of Association allow substitutions for absence or impediment, the action of the substitute has legal force in dealings with third parties.

Section VIII
Financial results and profits

ARTICLE 23

23.1
The financial year closes at December 31 each year.

23.2
Of the net profits deriving from the financial results, an amount equal to 10% shall be transferred to the legal reserve until it amounts to one fifth of the equity capital.

23.3
A further share, equal up to 5% of the their nominal value, shall be reserved for preference shares.

23.4
The Shareholders' Meeting, on the proposal of the Board of Directors, will decide on the allocation of the remaining profit after provisions to the legal reserve and the allocation to preference shares.

23.5
The dividends will be allocated, equal up to the amount paid to preference shares, to ordinary shares and, then and equally, to all shares.

23.6
When dividends of less than 5% are allocated to preference shares in any one year, the dividends will be cumulated in the following two years.

23.7
Dividends not claimed within five years following the day on which they are available, will be retained by the Company and placed to reserves.

23.8
The Board of Directors may approve the distribution of partial payments in advance of the dividends in the manner and within the limits set by the regulations in force at the time.

Section IX
Statutory offices

ARTICLE 24

24.1
Current legislative, regulatory and supervisory rules concerning requirements of professional, honourable and independent standards apply to the Offices established in the current Articles.

Section X
Recess

ARTICLE 25

25.1
The right of recess is allowed only in those cases exclusively envisaged by law. Right of recess for shareholders without recourse to approval of motions concerning (a) the length of life of the Company (b) the introduction or removal of restrictions on the circulation of shares, is not allowed.

25.2
The terms and methods of the exercise of the right of recess, the criteria to determine the value of the shares and the related liquidation procedure are regulated by law.

Section XI
Winding up

ARTICLE 26

26.1
Given any different law provisions, if there is a reason for winding up, the Shareholders' Meeting will establish the manner of liquidation, nominating one or more liquidators.

26.2
Preference shares, in the case of winding up or liquidation, will have the right to reimbursement of capital up to their nominal value.

QuickLinks

Report on the Corporate Governance system and adherence to the Code of Conduct for Listed Companies
Index
Part I
Part II
Part III
Attachment
Section I Costitution—Registered Office Life and purpose of the Company
Section II Equity capital and share
Section III Shareholders' Meeting
Section IV Administration
Section V The General Manager
Section VI Board of Statutory Auditors and accounting control
Section VII Legal representation and control seal
Section VIII Financial results and profits
Section IX Statutory offices
Section X Recess
Section XI Winding up